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                        AGREEMENT AND PLAN OF REORGANIZATION

                                    BY AND AMONG

                                     ETOYS INC.

                                 BABYCENTER, INC.,

                       AND, WITH RESPECT TO ARTICLE VII ONLY,

                                    PAT KENEALY

                           AS STOCKHOLDER REPRESENTATIVE

                             DATED AS OF APRIL 18, 1999

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                        AGREEMENT AND PLAN OF REORGANIZATION


        This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of April 18, 1999 by and among eToys Inc., a Delaware corporation ("Buyer"), BabyCenter, Inc., a Delaware corporation (the "Company"), and, with respect to Article VII only, Pat Kenealy as Stockholder
Representative.

                                       RECITALS

        WHEREAS, the Boards of Directors of each of the Company and Buyer believe it is in the best interests of each company and their respective Stockholders that Buyer acquire the Company through the statutory merger of a to-be-formed, wholly owned subsidiary of Buyer with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger.

        WHEREAS, pursuant to the Merger, among other things, all of the issued and outstanding shares of capital stock of the Company shall be converted into the right to receive shares of common stock of Buyer.

        WHEREAS, a portion of the shares of common stock of Buyer otherwise issuable by Buyer in connection with the Merger shall be placed in escrow by Buyer for purposes of satisfying damages, losses, expenses and other similar charges which result from breaches of the representations, warranties and covenants of the Company contained herein.

        WHEREAS, the parties intend that the Merger shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

        WHEREAS, the Company and Buyer desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                     ARTICLE I

                                    THE MERGER

        1.1.         FORMATION OF MERGER SUBSIDIARY.

             1.1.1. As promptly as practicable following the execution of this Agreement, Buyer shall cause BCI
                     Acquisition Company, a Delaware corporation
                     ("Merger Sub"), to be organized for the sole purpose of effectuating the Merger contemplated hereby.

             1.1.2. The Certificate of Incorporation and Bylaws of Merger Sub shall be in such forms as shall be determined by Buyer.

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             1.1.3.  The unauthorized capital stock of Merger Sub shall initially consist of 1,000 shares of common stock, $.0001 par value per share, which shall be issued to Buyer at a price of $1.00 per share.

             1.1.4. As promptly as practicable following the execution of this Agreement and the organization of Merger Sub, Buyer shall (i) elect the directors of Merger Sub, (ii) cause the directors of Merger Sub to elect the officers of Merger Sub, and (iii) cause the directors of Merger Sub to ratify and approve this Agreement and to approve the form of the Merger Agreement (as defined below).

        1.2. THE MERGER.   At the Effective Time (as defined in Section 1.3)
             and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("DGCL"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Buyer. The surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

        1.3. EFFECTIVE TIME.   Unless this Agreement is earlier terminated
             pursuant to Section 8.1, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than two (2) business days following the approval of the Merger by either (i) written consent of the Company's Stockholders or
             (ii) consent of the Company's Stockholders at the Company Stockholders Meeting (as described in Section 5.1) and the satisfaction or waiver of the conditions set forth in
             Article VI, at the offices of Irell & Manella LLP, 333 South
             Hope Street, Suite 3300, Los Angeles, California, 90071 unless another place or time is agreed to in writing by Buyer and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing an Agreement of Merger (or like instrument) substantially in the form attached hereto as Exhibit A (the "Merger Agreement") with the Secretary of State of the State of Delaware, in accordance with the applicable provisions of the DGCL (the time of acceptance by such Secretary of State of such filing being referred to herein as the "Effective Time").

        1.4. EFFECT OF THE MERGER.   At the Effective Time, the effect of the
             Merger shall be as provided in the applicable provisions of Delaware law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

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        1.5. CERTIFICATE OF INCORPORATION; BYLAWS.

             1.5.1. Unless otherwise determined by Buyer prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of Merger Sub shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

             1.5.2. Unless otherwise determined by Buyer prior to the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

        1.6. DIRECTORS AND OFFICERS.   The directors of Merger Sub
             immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time, each to hold the office of director of the Surviving Corporation in accordance with the provisions of the applicable laws of the State of Delaware and the Certificate of Incorporation and Bylaws of the Surviving Corporation until their successors are duly qualified and elected. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the provisions of the Bylaws of the Surviving Corporation. In particular, Matthew Glickman shall be the Chief Executive Officer of the Surviving Corporation and Mark Selcow shall be President of the Surviving Corporation.

        1.7. CERTAIN DEFINITIONS.   For all purposes of this Agreement,
             the following terms shall have the following meanings:

             "Buyer Common Stock" shall mean shares of the common stock, $.0001 par value per share, of Buyer.

             "Buyer IPO" shall mean the initial public offering of Buyer Common Stock to be made pursuant to the Buyer Registration Statement, which is anticipated to be consummated prior to the consummation of the Merger.

             "Buyer Registration Statement" means Amendment No. 1 to the Registration Statement on Form S-1 of Buyer pertaining to the Buyer IPO, which was filed with the SEC on April 5, 1999.

             "Buyer Stock Split" shall mean the 3-for-1 stock split of Buyer Common Stock that is expected to be effected concurrently with the consummation of the Buyer IPO. All references to numbers of shares of Buyer Common Stock herein are to numbers of such shares before consummation of the Buyer Stock Split.

             "Code" shall mean the Internal Revenue Code of 1986, as amended.

             "Company Capital Stock" shall mean all shares of Company Common Stock, Company Preferred Stock and any other capital stock of the Company.

                                      -4-

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             "Company Common Stock" shall mean shares of the Common Stock of the Company.

             "Company Option Plan" shall mean the BabyCenter, Inc. 1997 Stock Plan.

             "Company Options" shall mean all issued and outstanding options, warrants and other rights to acquire or receive Company Capital Stock (whether or not vested).

             "Company Preferred Stock" shall mean shares of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and any other Series of preferred stock of the Company.

             "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

             "Exchange Ratio" shall equal the quotient obtained by dividing (i) 6,240,000 by (ii) the sum of: (x) the aggregate number of Total Outstanding Company Shares and (y) the aggregate number of shares of Company Capital Stock subject to Company Options (in the case of Company Options, if any, exercisable for convertible securities, computed on a Company Common Stock equivalent basis, giving effect to the conversion ratio governing each such convertible security) outstanding immediately prior to the Effective Time.

             "GAAP" shall mean generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis for the relevant entity.

             "Knowledge" of a person shall mean the actual knowledge of the person, and knowledge of a corporation shall mean the actual knowledge of an officer or director of the corporation, in each case following reasonable investigation.

             "Material Adverse Effect" shall mean any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition, results of operations or prospects of the entity referred to.

             "Related Agreements" shall mean all such ancillary agreements required in this Agreement to be executed and delivered in connection with the transactions contemplated hereby.

             "SEC" shall mean the Securities Exchange Commission.

             "Securities Act" shall mean the Securities Act of 1933, as amended.

             "Stockholder" shall mean each holder of any Company Capital Stock immediately prior to the Effective Time.

             "Total Outstanding Company Shares" shall be the aggregate number of shares of Company Capital Stock outstanding immediately prior to the Effective Time (in the case of convertible securities, computed on a Company Common Stock

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             equivalent basis, giving effect to the conversion ratio
             governing each such convertible security).

        1.8. EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS.

             1.8.1.  EFFECT ON COMPANY CAPITAL STOCK.   At the Effective
                     Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the Stockholders, each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares (as defined in Section 1.8.6)) will be canceled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate representing such share of Company Capital Stock in the manner provided for in this Section 1.8.1, a fraction of a share of Buyer Common Stock (subject to
                     Section 1.8.5) equal to the Exchange Ratio. In the case of Company Capital Stock consisting of convertible securities (including, without limitation, shares of Company Preferred Stock that remain outstanding immediately prior to the Effective Time), the Exchange Ratio shall be applied to such shares on a Company Common Stock equivalent basis, giving effect to the conversion ratio governing each such convertible security.
                     All shares of Buyer Common Stock issued in exchange for shares of Company Capital Stock subject to Company repurchase rights or vesting schedules shall be subject to the same repurchase rights and/or vesting schedules and other terms as applicable to such shares of Company Capital Stock, with Buyer succeeding to the rights of the Company thereunder and with a proportionate adjustment to any per share repurchase price applicable to such shares to reflect the Exchange Ratio. Notwithstanding anything contained in this Section
                     1.8.1 to the contrary, each share of Company
                     Capital Stock issued and held in the Company's treasury immediately prior to the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor.

             1.8.2.  EFFECT ON COMPANY OPTIONS; AGREEMENT CONCERNING
                     WARRANTS.   At the Effective Time, each Company
                     Option will, in connection with the Merger, be assumed by Buyer. Each Company Option so assumed by Buyer under this Agreement shall continue to have, and be subject to, the same terms and conditions, including vesting, applicable thereto prior to the Effective Time, except that (A) such assumed Company Option will be exercisable for that number of whole shares of Buyer Common Stock equal to the product obtained by multiplying the number of shares of Company Capital Stock that were issuable upon exercise in full of such assumed Company Option immediately prior to the Effective Time (in the case of Company Options, if any, exercisable for convertible securities, computed on a Company Common Stock equivalent basis, giving effect to the conversion ratio governing each such convertible security) by the Exchange Ratio, rounded down to the nearest whole number of shares of

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                     Buyer Common Stock and (B) the per share exercise price
                     for the shares of Buyer Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient obtained by dividing the exercise price per share of Company Capital Stock at which such Company Option was exercisable immediately prior to the Effective Time (in the case of Company Options, if any, exercisable for convertible securities, computed on a Company Common Stock equivalent basis, giving effect to the conversion ratio governing each such convertible security) by the Exchange Ratio, rounded up to the nearest whole cent. It is the intention of the parties that options issued by Buyer following the Closing will, to the extent permitted by applicable law, qualify as incentive stock options as defined in Section
                     422 of the Code, to the extent Company Options in respect of which Buyer options were issued qualified as incentive stock options immediately prior to the Closing. The Company agrees to use its commercially reasonable efforts to cause all other warrants to acquire Company Capital Stock
                     (including without limitation that certain Warrant Agreement dated as of October 28, 1998 issued to Comdisco, Inc., a Delaware corporation) to be exercised in full or otherwise cancelled (without the payment of any consideration) prior to the Effective Time, and to provide evidence thereof reasonably satisfactory to the Buyer prior to or at the Closing. Notwithstanding anything herein to the contrary, prior to the Effective Time, the Company shall cause all commitments to issue or grant options or similar rights to purchase or receive Company Capital Stock to be terminated or, to the extent the Company elects not to or is unable to terminate such commitments, to be treated as outstanding Company Options for purposes of computing the Exchange Ratio; PROVIDED, HOWEVER, that the Company covenants to terminate prior to the Effective Time the commitment previously made to Mr. Steve Fram relating to the possible issuance to him of up to .25% equity interest in the Company.

             1.8.3.  EFFECT ON CAPITAL STOCK OF MERGER SUB.   Each share
                     of common stock, $.0001 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $.0001 par value per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

             1.8.4.  ADJUSTMENT TO BUYER COMMON STOCK.   The number of
                     shares of Buyer Common Stock issuable hereunder shall be adjusted to reflect fully the effect of any stock split (including, without limitation, the anticipated Buyer Stock Split, if consummated prior to the consummation of the Merger), reverse split, stock dividend (including any dividend or distribution of securities convertible into Buyer Common Stock or Company Capital Stock), reorganization, recapitalization or other like

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                     change with respect to Buyer Common Stock or
                     Company Capital Stock occurring after the date hereof and prior to the Effective Time.

             1.8.5. FRACTIONAL SHARES. Notwithstanding anything to the contrary in this Agreement, no fractional shares of Buyer Common Stock shall be issued pursuant to the Merger. In lieu of the issuance of any fractional share of Buyer Common Stock pursuant to the Merger, cash adjustments will be paid to holders in respect of any fractional share of Company Capital Stock that would otherwise be issuable, and the amount of such cash adjustment shall be equal to the product of (a) such fractional amount and (b) either (i) if Buyer Common Stock is then publicly traded, the average closing price of Buyer Common Stock on the Nasdaq National Market for the five (5) trading days ending on the trading day prior to the Effective Time or (ii) if Buyer Common Stock is not then publicly traded, the fair market value of a share of Buyer Common Stock as determined by the Buyer's Board of Directors in good faith.

             1.8.6. DISSENTING SHARES. Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time that are held by a Stockholder who has exercised and perfected appraisal rights for such shares in accordance with the DGCL and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Buyer Common Stock pursuant to Section 1.8.1, but the holder thereof shall only be entitled to such rights as are granted by the DGCL. Notwithstanding the provisions of this Section, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her appraisal rights, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the shares of Buyer Common Stock to which such Stockholder would otherwise be entitled under Section 1.8.1 (less the number of shares allocable to such Stockholder that have been deposited into the Escrow Fund on such holder's behalf pursuant to Article VII), upon surrender of the certificate representing such shares. The Company shall give Buyer (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of the DGCL and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Buyer, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands. To the extent that the Company makes any payments in respect of any Dissenting Shares prior to the Effective Time, Buyer shall be entitled to recover under the terms of Article VII hereof the aggregate amount by which such payment or payments exceed the aggregate consideration that otherwise would have

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                     been payable in respect of such shares (for this
                     purpose, valued in the same manner specified in
                     Section 7.2.5(b) below).

             1.8.7.  SURRENDER OF CERTIFICATES.

                     (a)      Buyer shall appoint a reputable
                              institution to serve as exchange agent
                              (the "Exchange Agent") in the Merger.

                     (b) Within three (3) business days after the Effective Time, Buyer shall make available to the Exchange Agent for exchange in accordance with this Article I the shares of Buyer Common Stock issuable pursuant to
                              Section 1.8.1 in exchange for all the
                              outstanding shares of Company Capital
                              Stock; provided, however, that on behalf of the Stockholders, pursuant to Section
                              7.2 hereof, Buyer shall deposit into an
                              escrow account 100,000 of the shares of
                              Buyer Common Stock otherwise issuable to the Stockholders pursuant to Section 1.8.1 (the "Escrow Amount"). The portion of the Escrow Amount contributed on behalf of each Stockholder shall be in proportion to the aggregate number of shares which such Stockholder would otherwise be entitled to receive in the Merger by virtue of ownership of outstanding shares of Company Capital Stock unless so otherwise agreed by certain Stockholders.

                     (c)      On the Closing Date or promptly
                              thereafter, the Stockholders will
                              surrender the certificates representing
                              their Company Capital Stock (the
                              "Certificates") to the Exchange Agent for cancellation together with a letter of transmittal in such form and having such provisions as Buyer may reasonably request. Buyer shall provide such letter of transmittal to the Stockholders on the Closing Date or as promptly thereafter as practicable. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the Exchange Agent will promptly deliver to the holder of such Certificate in exchange therefor a certificate representing the number of whole shares of Buyer Common Stock (less the number of shares of Buyer Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to
                              Section 1.8.7(b) and Article VII) to which such Stockholder is entitled pursuant to
                              Section 1.8.1, and the Certificate so
                              surrendered shall forthwith be canceled.
                              Until so surrendered, each outstanding
                              Certificate that, prior to the Effective
                              Time, represented shares of Company
                              Capital Stock will be deemed from and
                              after the Effective Time, for all
                              corporate purposes, other than the payment of dividends, to evidence only the right to receive the number of full shares of Buyer Common Stock into which such shares of Company Capital Stock shall have been converted pursuant to this Article I (except as may otherwise

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                              be provided under the DGCL with respect to
                              Dissenting Shares), together with any cash in lieu of fractional shares. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of
                              Article VII hereof, Buyer shall cause to be distributed to the Escrow Agent (as defined in Article VII) a certificate or certificates representing that number of shares of Buyer Common Stock equal to the Escrow Amount, which shall be registered in the name of the Escrow Agent. Such shares shall be beneficially owned by the holder on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate Buyer as provided in Article VII.

                     (d)      No dividends or other distributions
                              declared or made after the Effective Time with respect to Buyer Common Stock with a record date after the Effective Time will be paid to any holder of any unsurrendered Certificate with respect to the shares of Buyer Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Buyer Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Buyer Common Stock.

                     (e) If any certificate for shares of Buyer Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition to the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Buyer or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Buyer Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Buyer or any agent designated by it that such tax has been paid or is not payable.

                     (f) In the event any certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, the number of shares of Buyer Common Stock, if any, as may be required pursuant to Section 1.8.1; provided, however, that Buyer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost,


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                                     stolen or destroyed certificates to
                                     deliver a bond in such sum as it may
                                     reasonably direct against any claim that may be made against Buyer or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

                            (g) Notwithstanding anything to the contrary in this Section 1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Buyer Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                            (h) All shares of Buyer Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof shall be deemed to be issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

                            (i) Dissenting Shares, if any, after payments of fair value in respect thereto have been made to dissenting Stockholders of the Company pursuant to the DGCL and this
                                     Article I, shall be canceled.

                    1.8.8. TAX CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. Each party has consulted with its own tax advisors with respect to the tax consequences of the Merger.

                    1.8.9. FURTHER ASSURANCES. If, at any time after the Effective Time, any further action is necessary or desirable to consummate the Merger, to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Buyer are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                      ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to Buyer, subject to such exceptions as are specifically disclosed in the disclosure schedule referencing the appropriate section and paragraph numbers (provided that the failure to refer to a particular section or paragraph will not


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affect the applicability of a disclosure to such section or paragraph if the nature of such disclosure makes reasonably clear the applicability thereof to the subject matter of such section or paragraph) supplied by the Company to Buyer (the "Disclosure Schedule") and dated as of the date hereof, that on the date hereof and as of the Effective Time as though made at the Effective Time as follows:

        2.1.        ORGANIZATION OF THE COMPANY.   The Company is a corporation
                    duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would be reasonably likely to have a Material Adverse Effect. The Company has delivered a true and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date, to Buyer. Section 2.1 of the Disclosure Schedule lists the directors and officers of the Company. The operations now being conducted by the Company have not been conducted under any other name.

        2.2.        SUBSIDIARIES.   The Company does not have, and has never
                    had, any subsidiaries or affiliated companies and does not otherwise own, and has not otherwise owned, any shares in the capital of or any interest in, or control, directly or indirectly, any corporation, partnership, association, joint venture or other business entity.

        2.3.        COMPANY CAPITAL STRUCTURE.

                    2.3.1. The authorized capital stock of the Company consists of (i) 11,000,000 shares of Company Common Stock, of which 2,297,096 shares were outstanding as of March 31, 1999; (ii) 1,307,693 shares of Series A Preferred Stock, of which 1,202,046 shares are outstanding; (iii) 1,860,672 shares of Series B Preferred Stock, of which 1,693,884 shares are outstanding; and (iv) 2,500,000 shares of Series C Preferred Stock, of which 2,000,000 shares are outstanding. In addition, there are outstanding warrants exercisable for 120,000 shares of Common Stock and 22,000 shares of Series C Preferred Stock. The Company Capital Stock is held by the persons, with the domicile addresses and in the amounts set forth in Section 2.3.1 of the Disclosure Schedule. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound and have been issued in compliance with federal and state securities laws. There are no declared or accrued unpaid dividends with respect to any shares of the Company Capital Stock. The Company has no other capital stock authorized, issued or outstanding.

                    2.3.2. Except for the Company Option Plan, the Company has never adopted or maintained any stock option plan or other plan providing for equity compensation of any person. The Company has reserved 2,261,500 shares of Company Capital Stock for issuance to employees and consultants pursuant to the Company Option Plan. Of such shares, as of March 31, 1999, 537,958 have been issued upon exercise of Company Options and 893,608 shares are subject to outstanding unexercised options. Section
                            2.3.2.1 of the Disclosure Schedule sets forth for each outstanding Company Option, the name of the holder of such option, the domicile address of such holder, the number and class or series of shares of Company Capital Stock subject to such option, the exercise price of such option, the vesting schedule for such option, including the extent vested to date and whether the exercisability of such option will be accelerated by the transactions contemplated by this Agreement, and whether such option is intended to qualify as an incentive stock option as defined in Section 422 of the Code. Except for the Company Options as set forth in
                            Section 2.3.2.2 of the Disclosure Schedule, there are no options, warrants, calls, convertible securities (other than the Company Preferred Stock), exchangeable securities, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Company Capital Stock or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, convertible security, exchangeable security, right, commitment or agreement. Except as set forth on
                            Section 2.3.2.3 of the Disclosure Schedule, there is no outstanding Company Capital Stock which is subject to vesting. Section 2.3.2.3 of the Disclosure Schedule sets forth the name of the holder of any Company Capital Stock subject to vesting, the number of shares of Company Capital Stock subject to vesting and the vesting schedule for such Company Capital Stock, including the extent vested to date and whether the vesting of such shares of Company Capital Stock will be accelerated by the transactions contemplated by this Agreement.

                    2.3.3. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. The Company is not a party to and, to the Company's knowledge, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company.

                    2.3.4. As a result of the Merger, Buyer will be the record and sole beneficial owner of all outstanding Company Capital Stock and all rights to acquire or receive any Company Capital Stock, whether or not such Company Capital Stock is outstanding.

        2.4. AUTHORITY. The Company has all requisite power and authority to enter into this Agreement and the Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required on the part of the Company to authorize this Agreement, any Related Agreements to which it is a party and the transactions contemplated hereby and thereby, subject only to the approval of this Agreement by the Stockholders and the receipt of required third party consents (which material third party consents are identified in Section 2.6 of the Disclosure Schedule). This Agreement, the Merger and any Related Agreements to which the Company is a party have been unanimously approved by the Board of Directors of the Company. This Agreement has been, and any Related Agreements to which the Company is a party have been or will have been prior to the Effective Time, duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligation of the Company, enforceable in accordance with their respective terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

        2.5. NO CONFLICT. Except as set forth in Section 2.5 of the Disclosure Schedule, the execution and delivery of this Agreement and any Related Agreements to which it is party by the Company do not, and, the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit (any such event, a "Conflict") under (i) any provision of the Certificate of Incorporation and Bylaws of the Company, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Company or any of its properties or assets are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets; except for a Conflict under subsection (ii) or (iii) above that would not have a Material Adverse Effect on the Company or on the ability of the parties to consummate the Merger or the other transactions contemplated by this Agreement and the Related Agreements.

        2.6. CONSENTS. Except as set forth in Section 2.6 of the Disclosure Schedule, no consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party, including a party to any agreement with the Company (so as not to trigger any Conflict), is required by or with respect to the Company in connection with the execution and delivery of this Agreement and any Related Agreements to which the Company is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, (ii) any applicable filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iii) the filing of the Merger Agreement with the Secretary of State of the State of Delaware, (iv) the approval of the Merger by the Company's Stockholders, (v) any other filings or approvals as may be required under Delaware state law, and (vi) consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a Material Adverse Effect on the Company or on the ability of the parties to consummate the Merger or the other transactions contemplated by this Agreement.

        2.7.        COMPANY FINANCIAL STATEMENTS.   Section 2.7 of the
                    Disclosure Schedule sets forth the Company's unaudited balance sheets as of January 31, 1999, December 31, 1998 and September 30, 1998 and the Company's unaudited statements of income and cash flow for the one-month period ended
                    January 31, 1999, three-month period ended December 31, 1998 and the year ended September 30, 1998 (collectively, the "Financials"). The Financials are correct in all material respects and have been prepared in accordance with GAAP, applied on a basis consistent throughout the periods indicated and consistent with each other (except that the interim period Financials may not contain all the notes that may be required by GAAP). The Financials present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein, subject to normal year-end adjustments, which will not be material in amount or significance. The Company's Balance Sheet as of January 31, 1999 shall be hereinafter referred to as the "Current Balance Sheet."

        2.8.        NO UNDISCLOSED LIABILITIES.  Except as set forth in
                    Section 2.8 of the Disclosure Schedule, the Company has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise (collectively, "Contingent Liabilities") (whether or not required to be reflected in financial statements in accordance with GAAP), other than (i) Contingent Liabilities that are reserved or otherwise reflected expressly in the Current Balance Sheet and (ii) Contingent Liabilities that have arisen in the ordinary course of business consistent with past practices since January 31, 1999 (which, in the aggregate, are not material in amount or significance).

        2.9.        NO CHANGES.   Except as set forth in Section 2.9 of the
                    Disclosure Schedule or as contemplated by this Agreement or the Related Agreements, from January 31, 1999 through the date of this Agreement, there has not been, occurred or arisen any:

                            (a) amendments or changes to the Certificate of Incorporation or Bylaws of the Company;

                            (b) capital expenditure or commitment by the Company, either individually exceeding $50,000 or in the aggregate exceeding $100,000;

                            (c) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

                            (d)      labor trouble or claim of wrongful
                                     discharge or other unlawful labor practice or action;

                            (e) change in accounting methods or practices (including any change in depreciation, revenue recognition or amortization policies or rates) by the Company;

                            (f) revaluation by the Company of any of its assets;

                            (g) declaration, setting aside or payment of a dividend or other distribution with respect to the Company Capital Stock or any direct or indirect redemption, purchase or other acquisition by the Company of Company Capital Stock;

                            (h)      increase in the salary or other
                                     compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person;

                            (i)      any agreement, contract, covenant,
                                     instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets are bound or any termination, extension, amendment or modification of the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets are bound other than in the ordinary course of the Company's business, consistent with past practice;

                            (j) sale, lease, license or other disposition of any of the assets or properties of the Company or any creation of any security interest in such assets or properties other than in the ordinary course of the Company's business, consistent with past practice;

                            (k) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practice;

                            (l) incurrence by the Company of any liability in excess of $50,000 individually or $100,000 in the aggregate;

                            (m) waiver or release of any right or claim of the Company including any write-off or other compromise of any account receivable of the Company (other than compromises of invoices with customers in the ordinary course of business consistent with past practice, which compromises are not in the aggregate material in amount or significance);

                            (n) the commencement or notice or threat of any lawsuit or proceeding or investigation against the Company or its affairs;

                            (o) notice of any claim or potential claim of ownership by any person other than the Company of the Company Intellectual Property (as defined in Section 2.13) or of infringement by the Company of any other person's Intellectual Property (as defined in Section 2.13);

                            (p) issuance or sale, or contract to issue or sell, by the Company of any shares of Company Capital Stock or securities exchangeable, convertible or exercisable therefor, or any securities, warrants, options or rights to purchase any of the foregoing, except for options to purchase capital stock of the Company granted to employees of and consultants to the Company in the ordinary course of business consistent with past practice;

                            (q) (i) selling or entering into any material license agreement with respect to the Company Intellectual Property with any third party or (ii) buying or entering into any material license agreement with respect to the Intellectual Property of any third party;

                            (r) any event or condition of any character that has had a Material Adverse Effect on the Company;

                            (s) any transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices; or

                            (t) negotiation or agreement by the Company or any officer thereof to do any of the things described in the preceding clauses
                                     (a) through (s) (other than negotiations with Buyer and its representatives regarding the transactions contemplated by this Agreement).

        2.10.       TAX MATTERS.

                    2.10.1. DEFINITION OF TAXES.   For the purposes of this
                            Agreement, "Tax" or, collectively, "Taxes", means
                            (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                    2.10.2. TAX RETURNS AND AUDITS.

                            (a) As of the Effective Time, the Company will have prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct and have been completed in accordance with applicable law (other than Taxes not yet due for which adequate reserves may have been established on the Current Balance Sheet).

                            (b) As of the Effective Time, the Company (A) will have paid all Taxes it is required to pay and will have withheld with respect to its employees all federal and state income taxes, Federal Insurance Contribution Act ("FICA"), Federal Unemployment Tax Act ("FUTA") and other Taxes required to be withheld, (other than Taxes not yet due for which adequate reserves may have been established on the Current Balance Sheet) and (B) will have accrued on the Current Balance Sheet all unpaid Taxes (whether or not due) attributable to all periods through the date of the Current Balance Sheet and will not have incurred any liability for Taxes for the period from the date of the Current Balance Sheet to the Effective Time other than in the ordinary course of business, consistent with past practice.

                            (c) The Company has not been delinquent in the payment of any Tax (other than items for which adequate reserves may have been established on the Current Balance Sheet) nor is there any Tax deficiency outstanding, assessed or proposed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                            (d) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                            (e) No adjustment relating to any Returns filed by the Company has been proposed formally or informally by any Tax authority to the Company or any representative thereof.

                            (f) The Company has no liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has not incurred any liability for Taxes since the date of the Current Balance Sheet other than in the ordinary course of business, consistent with past practice.

                            (g) The Company has made available to Buyer or its legal counsel, copies of all foreign, federal and state income and all state sales and use Returns for the Company filed for all periods since its inception.

                            (h) There are (and immediately following the Effective Time there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of the Company relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

                            (i) None of the Company's assets are treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

                            (j)      The Company is not subject to any
                                     contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company as an expense under applicable law (including, without limitation, Sections 280G, 404 and 162(m) of the Code).

                            (k) The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                            (l) The Company is not a party to any tax sharing, indemnification or allocation agreement nor does the Company owe any amount under any such agreement.

                            (m) The Company is not, and has not been at any time, a "United States Real Property Holding Corporation" within the meaning of
                                     Section 897(c)(2) of the Code.

        2.11.       RESTRICTIONS ON BUSINESS ACTIVITIES.  Except as set forth on
                    Section 2.11 of the Disclosure Schedule, to the Company's Knowledge, there is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or may have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business as currently run by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its technology or products to or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

        2.12. TITLE OF PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT.

                    2.12.1. The Company does not own any real property, and has never owned any real property. Section 2.12.1 of the Disclosure Schedule sets forth a list of all real property currently leased by the Company, the name of the lessor and the date of the lease and each amendment thereto. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

                    2.12.2. The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Current Balance Sheet and except for Liens for Taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

                    2.12.3. All material items of equipment (the "Equipment")
                            owned or leased by the Company are (i) adequate for the conduct of the business of the Company as currently conducted and (ii) in acceptable operating condition, regularly and properly maintained, subject to normal wear and tear.

                    2.12.4. The Company has not transferred rights to customer or end-user files or other customer or end-user information it compiles relating to customers or end-users of the Company's current and former customers or end-users

                            (the "Customer Information"). To the Company's Knowledge, no person other than the Company possesses any claims or rights with respect to use of the Customer Information.

        2.13.       INTELLECTUAL PROPERTY.

                    2.13.1. For the purposes of this Agreement, the following
                            terms have the following definitions:

                            (a) "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith:
                                     (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefor;
                                     (v) all industrial designs and any
                                     registrations and applications therefor
                                     throughout the world; (vi) all trade
                                     names, logos, common law trademarks and
                                     service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (vii) all databases and data collections and all rights therein throughout the world; (viii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, all Internet and Worldwide Web addresses, URLs, sites and domain names; (ix) any similar, corresponding or equivalent rights to any of the foregoing; and (x) all documentation related to any of the foregoing.

                            (b) "Company Intellectual Property" shall mean any Intellectual Property that is owned by or exclusively licensed to the Company.

                            (c) "Registered Intellectual Property" shall mean all United States, international and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other Company Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

                    2.13.2. Section 2.13.2 of the Disclosure Schedule lists all
                            Registered Intellectual Property owned by, or filed in the name of, the Company (the "Company Registered Intellectual Property") and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property Rights.

                    2.13.3. Except as set forth in Section 2.13.3 of the
                            Disclosure Schedule, each item of Company
                            Intellectual Property, including all Company
                            Registered Intellectual Property listed in Section
                            2.13.3 of the Disclosure Schedule and all Intellectual Property licensed to the Company, is free and clear of any Liens other than subject to existing UCC's, which UCC's are listed on Section
                            2.13.3 of the Disclosure Schedule. The Company has rights to the trademarks, trade names and copyrights used in connection with the operation or conduct of the business of the Company that are sufficient to enable the Company to conduct its business as the business is currently conducted, including the sale of any products or technology or the provision of any services by the Company (other than with respect to products acquired from third parties). The Company, to its knowledge, owns exclusively, and has good title to, all copyrighted works that are Company products or other works of authorship that the Company otherwise purports to own.

                    2.13.4. To the extent that any Intellectual Property has
                            been developed or created by any person other than the Company for which the Company has, directly or indirectly, paid, the Company has a written agreement with such person with respect thereto and the Company thereby has obtained ownership of, and is the exclusive owner of, by operation of law or by valid assignment, all such Intellectual Property.

                    2.13.5. Except as set forth in Section 2.13.5 of the
                            Disclosure Schedule, the Company has not transferred ownership of or granted any license of or right to use or authorized the retention of any rights to use any Intellectual Property that is or was Company Intellectual Property, to any other person.

                    2.13.6. The Company Intellectual Property constitutes all
                            the Intellectual Property used in and/or necessary to the conduct of its business as it currently is conducted, including, without limitation, the design, development, manufacture, use, import and sale of the products, technology and services of the Company (including products, technology or services currently under development).

                    2.13.7. Except as listed in Section 2.13.7 of the
                            Disclosure Schedule, to the Company's Knowledge, no person who has licensed Intellectual Property from the Company has ownership in such Intellectual Property.

                    2.13.8. To the Company's Knowledge, Section 2.13.8 of the
                            Disclosure Schedule lists all contracts, licenses and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property of any person other than the Company.

                    2.13.9. To the Company's Knowledge, the operation of the
                            business of the Company as it currently is conducted, including but not limited to the Company's design, development, use, import, manufacture and sale of the Company's website and the Company's products, technology or services (including portions of the Company's website or the Company's products, technology or services currently under development) does not infringe or misappropriate any Intellectual Property of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction. The Company has not received any notice from any person that the operation of the business of the Company as it currently is conducted, including but not limited to the Company's design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property (other than trademarks, trade names and service marks) of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction.

                    2.13.10.         All necessary registration, maintenance
                            and renewal fees in connection with such Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property.

                    2.13.11.         To the Company's knowledge, there are no
                            contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property under which there is any dispute known to the Company regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

                    2.13.12.         To the Company's Knowledge, as of the date
                            of this Agreement, no person is infringing or misappropriating any Company Intellectual Property.

                    2.13.13.         The Company has, and enforces, a policy
                            requiring each employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms, and all current employees, consultants and contractors of the Company have executed such an agreement.

                    2.13.14.         To the Company's Knowledge, as of the date
                            of this Agreement, no Company Intellectual Property or product, technology or service of the Company, including its website, is subject, or may reasonably be expected to become subject to, any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

                    2.13.15.         To the Company's Knowledge, no: (i)
                            product, technology, service or publication of the Company, including its website, (ii) material published or distributed by the Company, including its website, or (iii) conduct or statement of Company constitutes obscene material, a defamatory statement or material false advertising.

                    2.13.16.         Except as set forth in Section 2.13.16 of
                            the Disclosure Schedule, all of the Company's products (including its website and products currently under development) will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates.

        2.14.       AGREEMENTS, CONTRACTS AND COMMITMENTS.

                    2.14.1. Except as set forth in Section 2.14.1 of the
                            Disclosure Schedule, as of the date of this
                            Agreement, the Company is not a party to nor is it bound by:

                            (a) any employment or consulting agreements, contracts or commitments with employees or individual consultants or salespersons or consulting or sales agreements, contracts or commitments with a firm or other organization, which agreements, contracts or commitments are not terminable by the Company without further liability upon payment in the aggregate of more than $50,000 with respect to all such agreements, contracts and commitments; and the Company has no employment agreements providing for employment other than on an at-will basis;

                            (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                            (c) any fidelity or surety bond or completion bond;

                            (d) any lease of personal property with fixed annual rental payments in excess of $100,000;

                            (e) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person;

                            (f) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $50,000 either individually or $100,000 in the aggregate;

                            (g) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business;

                            (h) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

                            (i) any purchase order or contract for the purchase of materials involving in excess of $50,000 individually or $100,000 in the aggregate;

                            (j)      any construction contracts;

                            (k)      any agreement for the provision of
                                     advertising content or space or for the
                                     licensing of content from third parties
                                     for inclusion in the Company's website, or any other dealer, distribution, joint marketing or development agreement;

                            (l)      any sales representative, original
                                     equipment manufacturer, value added
                                     reseller, remarketer or other agreement
                                     for distribution of the Company's products or services; or

                            (m)      any other agreement, contract or
                                     commitment that involves $100,000 or more or is not cancelable without penalty within forty-five (45) days.

                    2.14.2. To its knowledge, the Company is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it is bound (collectively a "Contract"), nor is the Company aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and is not subject to any default thereunder by any party obligated to the Company pursuant thereto.

        2.15.       INTERESTED PARTY TRANSACTIONS.   No officer, director or
                    Stockholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products or technology that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to the Company any goods or services, or (iii) a beneficial interest in any Contract; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 2.15.

        2.16. GOVERNMENTAL AUTHORIZATION. The Company has obtained all necessary consents, licenses, permits, grants or other authorizations necessary to operate or conduct its business as currently conducted or hold any interest in its properties or assets (collectively "Company
                    Authorizations").

        2.17. LITIGATION. There is no action, suit or proceeding of any nature pending nor has the Company received notice (oral or written) of any actions, suits or proceedings threatened against the Company, its properties or any of its officers or directors, nor to the Company's Knowledge as of the date of this Agreement is there any reasonable basis therefor. To the Company's Knowledge, there is no investigation pending or threatened against the Company, its properties or any of its officers or directors by or before any Governmental Entity, nor to the Company's Knowledge as of the date of this Agreement is there any reasonable basis therefor. No Governmental Entity has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted.

        2.18. ACCOUNTS RECEIVABLE. All accounts receivable, including, without limitation, all accounts receivable derived from advertising, charter sponsorships and merchandise sales of the Company arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied and are collectible except to the extent of reserves therefor set forth in the Current Balance Sheet. No person has any lien, encumbrance or other similar right with respect to any of such accounts receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

        2.19. MINUTE BOOKS. The minutes of the Company made available to counsel for Buyer are the only minutes of the Company and contain a reasonably accurate summary of all meetings of the Board of Directors (or committees thereof) of the Company and its Stockholders or actions by written consent since the incorporation of the Company.

        2.20.       ENVIRONMENTAL MATTERS.

                    2.20.1. To the Company's knowledge, the Company has not
                            transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

                    2.20.2. To the Company's knowledge, the Company currently
                            holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities, respectively, and other businesses of the Company as such activities and businesses are currently being conducted.

                    2.20.3. No action, proceeding, revocation proceeding,
                            amendment procedure, writ, injunction or claim is pending nor has the Company received notice (oral or written) of any action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company.

        2.21. BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES. Except as set forth in Section 2.21 of the Disclosure Schedule, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.
                    Section 2.21 of the Disclosure Schedule sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees. Section 2.21 of the Disclosure Schedule also sets forth the Company's current estimate of Third Party Expenses (as defined in Section 5.4.1) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

        2.22.       EMPLOYEE MATTERS AND BENEFIT PLANS.

                    2.22.1. DEFINITIONS. With the exception of the definition
                            of "Affiliate" set forth in Section 2.22.1(a) below (which definition shall apply only to this Section 2.22), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                            (a) "Affiliate" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

                            (b) "Company Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has or may have any liability or obligation;

                            (c)      "COBRA" shall mean the Consolidated
                                     Omnibus Budget Reconciliation Act of 1985, as amended;

                            (d)      "DOL" shall mean the Department of Labor;

                            (e) "Employee" shall mean any current or former employee, consultant or director of the Company or any Affiliate;

                            (f) "Employee Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or understanding between the Company or any Affiliate and any Employee;

                            (g) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                            (h) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

                            (i) "International Employee Plan" shall mean each Company Employee Plan that has been adopted or maintained by the Company or any Affiliate, whether informally or formally, or with respect to which the Company or any Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States;

                            (j)      "IRS" shall mean the Internal Revenue
                                     Service;

                            (k)      "Multiemployer Plan" shall mean any
                                     "Pension Plan" (as defined below) which is a "multiemployer plan," as defined in
                                     Section 3(37) of ERISA;

                            (l) "PBGC" shall mean the Pension Benefit Guaranty Corporation; and

                            (m) "Pension Plan" shall mean each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

                    2.22.2. SCHEDULE. Schedule 2.22.2 contains an accurate and complete list of each Company Employee Plan. The Company has no agreements with employees other than the offer letters substantially similar in form to that previously provided to the Buyer. The Company does not have any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Buyer in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement.

                    2.22.3. DOCUMENTS. The Company has provided to Buyer: (i)
                            correct and complete copies of all documents embodying each Company Employee Plan and each Employee Agreement including (without limitation) all amendments thereto and all related trust documents; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all material written agreements and contracts relating to each Company Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (viii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company; (ix) all correspondence to or from any governmental agency relating to any Company Employee Plan; (x) all COBRA forms and related notices; (xi) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan; (xii) all discrimination tests for each Company Employee Plan for the most recent plan year, if required; and
                            (xiii) all registration statements, annual reports Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

                    2.22.4. EMPLOYEE PLAN COMPLIANCE. (i) The Company has
                            performed all material obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any material default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in accordance with its terms and in material compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan; (iii) no "prohibited transaction," within the meaning of
                            Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending or threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan;
                            (v) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Buyer, the Surviving Corporation, the Company or any Affiliate (other than ordinary administration expenses); (vi) there are no audits, inquiries or proceedings pending or, to the Knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vii) neither the Company nor any

                            Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

                    2.22.5. PENSION PLAN. Neither the Company nor any Affiliate
                            has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or
                            Section 412 of the Code.

                    2.22.6. MULTIEMPLOYER PLANS. At no time has the Company or any Affiliate contributed to or been required to contribute to any Multiemployer Plan.

                    2.22.7. NO POST-EMPLOYMENT OBLIGATIONS. No Company Employee
                            Plan provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

                    2.22.8. COBRA. Neither the Company nor any Affiliate has,
                            prior to the Effective Time, violated any of the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of state law applicable to its Employees where such violation could result in material liability to the Company.

                    2.22.9. EFFECT OF TRANSACTION.  (i) The execution of this
                            Agreement and the consummation of the transactions contemplated hereby will not constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee (excluding from this representation the effect of any termination of an Existing Employee under Section 5.11.2 or 5.11.3 of this Agreement). (ii) No payment or benefit which will or may be made by the Company or its Affiliates with respect to any Employee as a result of the transactions contemplated by this Agreement or otherwise will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code (but without regard to clause (ii) thereof).

                    2.22.10.         EMPLOYMENT MATTERS. The Company: (i) is in
                            material compliance in all respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, or to the Knowledge of the Company, threatened or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy.

                    2.22.11.         LABOR. No work stoppage or labor strike
                            against the Company is pending, threatened or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending or threatened or reasonably anticipated against the Company relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any liability to the Company, Buyer, the Surviving Corporation or any Affiliate. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

                    2.22.12.         NO INTERFERENCE OR CONFLICT.  To the
                            Company's knowledge, no officer, director, consultant or employee of the Company is obligated under any contract or agreement subject to any judgement, decree or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Company or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted or proposed to be conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's business as presently conducted or proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.

        2.23. INSURANCE. Section 2.23 of the Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company and any covered parties are otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage).

        2.24. COMPLIANCE WITH LAWS. To the Company's knowledge, the Company has complied with, in all material respects, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

        2.24 WARRANTIES; INDEMNITIES. Except for the warranties and indemnities contained in those contracts and agreements set forth in Section 2.24 of the Disclosure Schedule, the Company has not issued any warranties or indemnities relating to products or technology sold or licensed or services rendered by the Company, other than warranties and indemnities that are not in the aggregate, reasonably expected to have a Material Adverse Effect.

        2.25. PROXY STATEMENT AND STOCKHOLDER INFORMATION STATEMENT. The information supplied by the Company for inclusion in (x) the Proxy Statement or the Stockholder Information Statement or the Form S-4 Registration Statement (each as defined below) or any application filed in connection with a "fairness hearing" pursuant to Section 5.1 hereof, will not on the date it (or any amendment or supplement thereto) is first sent to Stockholders, on either (i) the date of circulation of the written consent or (ii) the date of the Company's Stockholder Meeting and at the Effective Time, and (y) the Buyer Registration Statement (or any amendment or supplement thereto) will not at any time prior to the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its respective affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment or a supplement to the Proxy Statement or the Stockholder Information Statement or the Form S-4 Registration Statement or the Buyer Registration Statement, the Company will promptly inform the Buyer. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Buyer that is contained in any of the foregoing documents.

        2.26 VOTING AGREEMENTS. The Stockholders delivering to Buyer executed Stockholder Agreements (as defined in Section 5.18 of this Agreement) simultaneously with the execution and delivery of this Agreement possess sufficient voting power to approve (without the consent or approval of any other Stockholders) this Agreement, the Merger and all of the other transactions contemplated by this Agreement and the Stockholder Agreements, and such Stockholder Agreements constitute the due and valid approval thereof.

        2.27 REPRESENTATIONS COMPLETE. None of the representations or warranties made by the Company (as modified by the Disclosure Schedule), nor any statement made in any schedule or certificate furnished by the Company pursuant to this Agreement or furnished in or in connection with documents mailed or delivered to the Shareholders for use in soliciting their consent to this Agreement and the Merger contains or will contain at the Effective Time (when read together with the Proxy Statement or Shareholder Information Statement (as amended or supplemented) and the Form S-4 Registration Statement at the Effective Time), any untrue statement of a material fact, or omits or will omit at the Effective Time (when read together with the Proxy Statement or Shareholder Information Statement) (as amended or supplemented) and the Form S-4 Registration Statement at the Effective Time), to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                     ARTICLE III

                       REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer represents and warrants to the Company that on the date hereof and, except as expressly provided otherwise below and except as may be modified to appropriately reflect the transactions contemplated hereby, the Buyer IPO and the Buyer Stock Split, and as of the Effective Time as though made at the Effective Time as follows:

        3.1. ORGANIZATION, STANDING AND POWER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. As of the Effective Time, Merger Sub will be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on the ability of Buyer to consummate the Merger or the other transactions contemplated hereby.

        3.2. CHARTER AND BYLAWS. The Certificate of Incorporation and Bylaws of Buyer filed as exhibits to the Buyer Registration Statement are complete and accurate copies thereof and are in full force and effect. Buyer is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

        3.3.        AUTHORITY.

                    3.3.1. Buyer has all requisite power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby.
                            The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer, and no further action is required on the part of Buyer to authorize this Agreement, any Related Agreements to which it is a party or the transactions contemplated hereby and thereby. Buyer has duly executed and delivered this Agreement and, as of the Effective Time, will have duly executed and delivered each Related Agreement to which it is a party. Assuming the due authorization, execution and delivery by the other parties hereto and thereto, this Agreement and such Related Agreements constitute or, as of the Effective Time in the case of the Related Agreements, will constitute, the valid and binding obligations of Buyer, enforceable in accordance with their respective terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

                    3.3.2. As of the Effective Time, Merger Sub will have all requisite power and authority to enter into any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. As of the Effective Time, the execution and delivery of any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby will have been duly authorized by all necessary corporate action on the part of Merger Sub, and no further action will be required on the part of Merger Sub to authorize any Related Agreements to which it is a party or the transactions contemplated hereby and thereby (except that, with respect to Section 5.19 of this Agreement, Buyer will be required to obtain the consent of certain of its Stockholders to an increase in the size of Buyer's Board of Directors, in order to permit the election of the representative of the Company in accordance with such Section 5.19). As of the Effective Time, Merger Sub will have duly executed and delivered each Related Agreement to which it is a party. Assuming the due authorization, execution and delivery by the other parties thereto, as of the Effective Time such Related Agreements will constitute the valid and binding obligations of Merger Sub, enforceable in accordance with their respective terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

                    3.3.3. MERGER SHARES. The shares of Buyer Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, non-assessable and will be issued in compliance with all applicable federal and state securities laws.

        3.4. NO CONFLICT. The execution and delivery of this Agreement and any Related Agreement to which Buyer or Merger Sub is or will be a party by Buyer or Merger Sub, as the case may be, do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a Conflict under (i) any provision of the Certificate of Incorporation or Bylaws of Buyer or Merger Sub, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which Buyer or Merger Sub or any of their respective properties or assets are subject and that has been filed as an exhibit to the Buyer Registration Statement, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or Merger Sub or their respective properties or assets, except for a Conflict under subsection (ii) or (iii) above that would not have a Material Adverse Effect on the ability of the parties to consummate the Merger or the other transactions contemplated by this Agreement.

        3.5. CONSENTS. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party is required, including a party to any agreement with Buyer or Merger Sub (so as not to trigger any Conflict), by or with respect to Buyer or Merger Sub in connection with the execution and delivery of this Agreement and any Related Agreements to which Buyer or Merger Sub is or will be a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, (ii) any applicable filings required under the HSR Act, (iii) the filing of the Merger Agreement with the Secretary of State of the State of Delaware, (iv) any other filings or approvals as may be required under Delaware state law, and (v) consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a Material Adverse Effect on Buyer or on the ability of the parties to consummate the Merger or the other transactions contemplated by this Agreement.

        3.6. PROXY STATEMENT AND STOCKHOLDER INFORMATION STATEMENT. The information supplied by Buyer for inclusion in the Proxy Statement or Stockholder Information Statement and the Form S-4 Registration Statement or any application filed in connection with "fairness hearing" pursuant to Section 5.1 hereof will not, on the date it (or any amendment or supplement thereto) is first mailed to Stockholders, at the time of the Company Stockholders Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading. If at any time prior to the Effective Time any event relating to Buyer, Merger Sub or any of their respective affiliates, officers or directors should be discovered by Buyer or Merger Sub which should be set forth in an amendment or a supplement to the Proxy Statement or Stockholder Information Statement, Buyer or Merger Sub will promptly inform the Company. Notwithstanding the foregoing, Buyer and Merger Sub make no representation or warranty with respect to any information supplied by the Company that is contained in any of the foregoing documents.

        3.7. MERGER SUB. Merger Sub will be formed for the sole purpose of effecting the Merger and, except as contemplated by this Agreement, Merger Sub will not conduct any business activities and will not have any material liabilities or obligations.

        3.8         SEC FILINGS; FINANCIAL STATEMENTS.

                    3.8.1 The Buyer Registration Statement (including, without limitation information concerning capitalization included on pages 5 and 19 therein) (i) at the time it was filed, complied as to form in all material respects with the requirements of the Securities Act and (ii) did not at the time it was filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                    3.8.2 The financial statements (including, in each case, any related notes thereto) (the "Buyer Financial Statements") contained in the Buyer Registration Statement have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of Buyer as at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that any unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be, individually or in the aggregate, materially adverse to Buyer.

                                      ARTICLE IV

                         CONDUCT PRIOR TO THE EFFECTIVE TIME

        4.1. CONDUCT OF BUSINESS OF THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (except to the extent that Buyer shall otherwise consent in writing), to carry on the Company's business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of the Company when due, to pay or perform other obligations when due consistent with the past practices of the Company, and, to the extent consistent with such business, use its commercially reasonable efforts consistent with past practice and policies to preserve intact the Company's present business organizations, keep available the services of the Company's present officers and key employees and preserve the Company's relationships with customers, advertisers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Buyer of any event or occurrence or emergency not in the ordinary course of business of the Company and any material event involving the Company. Except as expressly contemplated by this Agreement or as set forth in Section 4.1 of the Disclosure Schedule, the Company shall not, without the prior written consent or e-mail of Buyer:

                    4.1.1. Except in the ordinary course of business and consistent with past practice, (i) sell or enter into any license agreement with respect to the Company Intellectual Property with any person or entity or (ii) buy or enter into any license agreement with respect to the Intellectual Property of any person or entity;

                    4.1.2. Except in the ordinary course of business and consistent with past practice, transfer to any person or entity any rights to the Company Intellectual Property;

                    4.1.3. Enter into or amend any single Contract (or series of related Contracts) with a potential obligation or value of $750,000 or more or multiple Contracts in any calendar month with aggregate potential obligations or value of $1,500,000 or more, excluding the entering into of charter sponsorship arrangements in the ordinary course of business consistent with past practice;

                    4.1.4. Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate, in any material respect, the terms of, any of the Contracts set forth or described in the Disclosure Schedule, (for this purpose, an amendment to the agreement with Blue Shield of California dated October 4, 1998, shall not be deemed in the ordinary course of business);

                    4.1.5. Commence any litigation or settle: (I) any litigation for $50,000 or more or (ii) any litigation relating to intellectual property rights; provided that the Company shall have the right to settle litigation outstanding as of the date hereof, so long as the terms of such settlement involve no monetary obligation or other liability imposed on the Company;

                    4.1.6. Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of the capital stock of the Company or options, warrants or other rights exercisable therefor (except for the Company's repurchase of Company

                            Capital Stock from its employees at the purchase price paid by such employees for such stock);

                    4.1.7. Issue, grant, deliver or sell, contract to issue, grant, deliver or sell, or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock (other than the exercise of currently outstanding stock options and the exercise of outstanding warrants) or securities convertible into or exchangeable for, or subscriptions, rights, warrants or options to acquire, or other agreement or commitments of any character obligating it to issue or purchase any such shares or other convertible securities (excluding employee and consultant stock options or exercises thereof and grants of restricted stock pursuant to the Company Option Plan);

                    4.1.8. Cause or permit any amendments to its Certificate of Incorporation or Bylaws or other organizational documents;

                    4.1.9. Acquire or agree to acquire any assets or business which are material, individually or in the aggregate, to the Company's business;

                    4.1.10. Make any capital expenditures in excess of $750,000 individually or $1,500,000 in the aggregate;

                    4.1.11. Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practices;

                    4.1.12. Incur any indebtedness for borrowed money or
                            guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others or issue or become subject to any fidelity, surety or completion bond, except pursuant to existing agreements set forth on the Disclosure Schedule;

                    4.1.13. Incur liabilities outside of the ordinary course of business in excess of $50,000 individually or $100,000 in the aggregate;

                    4.1.14. Grant any loans to others outside ordinary course
                            of business or purchase debt securities of others or amend the terms of any outstanding loan agreement;

                    4.1.15. Grant (or enter into or amend any contract or
                            arrangement providing for) any severance or termination pay: (i) to any director or officer or
                            (ii) to any other employee except payments made pursuant to written agreements outstanding on the date hereof and disclosed in the Disclosure Schedule;

                    4.1.16. Adopt any employee benefit plan, or enter into any employment contract or pay or agree to pay any special bonus or special remuneration to any director;

                    4.1.17. Revalue any of its assets, including without
                            limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

                    4.1.18. Pay, discharge or satisfy, in an amount in excess
                            of $50,000 (in any one case) or $100,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Current Balance Sheet;

                    4.1.19. Make or change any material election in respect of
                            Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes provided that Buyer shall not unreasonably withhold its consent for any of the foregoing;

                    4.1.20. Enter into any strategic alliance or joint
                            marketing arrangement or agreement that (i) would substantially change any line of business in which the Company operates or (ii) relates to any business segment of the Buyer, including toys, videos, video game books and software;

                    4.1.21. Accelerate the vesting schedule of any of the
                            outstanding Company Options or Company Capital
                            Stock;

                    4.1.22. (i) Terminate any officer or key employee, (ii)
                            hire an employee with an annual salary in excess of $130,000, (iii) hire an officer or (iv) hire any material number of employees (for these purposes, an increase of 30% or more in the size of the Company's workforce shall be deemed material);

                    4.1.23 Agree in writing to take any of the actions described in Sections 4.1.1 through 4.1.22; or

                    4.1.24 Take, or agree in writing to take any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

        4.2.        NO SOLICITATION.

                    4.2.1. For purposes of this Section 4.2, the following terms shall have the following meanings:

                            (a) "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Buyer) contemplating or otherwise relating to any Company Acquisition Transaction.

                            (b) A party's "Associates" shall include such party's subsidiaries and other affiliates and the respective directors, officers, employees, agents, representatives, consultants, accountants, attorneys and financial advisors of such party and its affiliates.

                            (c) "Company Acquisition Transaction" shall mean any transaction not contemplated by this Agreement involving: (A) any sale, lease, exchange, transfer or other disposition of the assets of the Company or any subsidiary of the Company constituting more than 5% of the assets of the Company or accounting for more than 5% of the revenues of the Company in any one transaction or in a series of related transactions; or (B) any offer to purchase, tender offer, exchange offer or any similar transaction or series of related transactions made by any person, group or entity involving more than 5% of the outstanding shares of capital stock of the Company; or (C) any merger, consolidation, business combination, share exchange, reorganization or similar transaction or series of related transactions involving the Company other than any transaction which results in the Stockholders of the Company before the transaction continuing to hold at least 95% of the outstanding voting securities of the Company after such transaction.

                            (d) "Termination Date" shall mean the earlier of (i) the Effective Time, or (ii) the date that this Agreement is terminated in accordance with its terms.

                    4.2.2. The Company agrees that prior to and through the Termination Date, it shall not, directly or indirectly, and shall not authorize or permit any Associate of the Company to (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding the Company or any subsidiary of the Company to any person, group or entity in connection with or in respect to any Acquisition Proposal, (iii) continue or engage in discussions with any person, group or entity with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent, term sheet or similar document or any contract, commitment or other obligation of any kind contemplating or otherwise relating to any Company Acquisition Transaction (other than with Buyer and Merger Sub). Without limiting the generality of the foregoing, the Company acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by an Associate of the Company shall be deemed to constitute a breach of this
                            Section 4.2. In addition, the Company agrees that any negotiations with respect to any of the above activities (other than negotiations with Buyer and Merger Sub) in progress as of the date hereof will be suspended during the period from the date hereof through the Termination Date. In the event that the Company receives, directly or indirectly, any Acquisition Proposal, the Company shall immediately notify Buyer thereof, including information as to the identity of the offeror or the party making any such Acquisition Proposal and the specific terms of such Acquisition Proposal. The Company agrees that its obligations under this
                            Section 4.2 are necessary and reasonable in order to protect Buyer and its business, and expressly agrees that monetary damages would be inadequate to compensate Buyer for any breach of this
                            Section 4.2. Accordingly, the Company agrees and acknowledges that any such violation or threatened violation will cause irreparable injury to Buyer and that, in addition to any other remedies that may be available in law, in equity or otherwise, Buyer shall be entitled to obtain injunctive relief against the threatened breach of this Agreement or the continuation of any such breach, without the necessity of proving damages.


                                      ARTICLE V
                                ADDITIONAL AGREEMENTS


        5.1. FAIRNESS HEARING; PROXY STATEMENT AND STOCKHOLDER INFORMATION STATEMENT; REGISTRATION STATEMENTS.

                    5.1.1. Notwithstanding anything in this Agreement to the contrary, the parties agree to use commercially reasonable efforts to qualify the issuance of Buyer Common Stock in the Merger under the exemption provided by Section 3(a)(10) of the Securities Act. Consistent therewith, the parties agree to cooperate with one another, commencing promptly following the date hereof, to prepare and file with the Commissioner of Corporations of the State of California an application for qualification of the Buyer Common Stock in the Merger pursuant to a "fairness hearing" procedure, and to take such other actions as may be reasonably necessary to perfect such exemption. If, despite the parties' commercially reasonable efforts, such qualification is denied or such exemption cannot otherwise be perfected by June 30, 1999, (a "Fairness Hearing Failure") then the provisions of this Agreement calling for registration of the Buyer Common Stock to be issued in the Merger on Form S-4 (or another appropriate form) under the Securities Act shall immediately be invoked and complied with in order to have such registration declared effective at the earliest practicable time. All references in this Agreement to the Form S-4 Registration Statement (as hereinafter defined), the filing thereof with the SEC and similar matters shall be deemed applicable only following a Fairness Hearing Failure, notwithstanding anything in this Agreement to the contrary. The foregoing limitation shall not, however, otherwise affect the parties' obligations with respect to the Stockholder Information Statement and the Proxy Statement. Subject to the foregoing, Buyer and the Company shall jointly prepare and cause to be filed with the SEC preliminary Stockholder solicitation materials, which shall be in the form of a Stockholder information statement (the "Stockholder

                            Information Statement") or a proxy statement (the "Proxy Statement"), as determined jointly by Buyer and the Company, for the solicitation of approval of the Stockholders of the Company of this Agreement, the Merger and the transactions contemplated hereby. Buyer shall also prepare and cause to be filed with the SEC a Registration Statement on Form S-4 (or other appropriate form) of Buyer pertaining to the shares of Buyer Common Stock to be issued pursuant to the Merger (the "Form S-4 Registration Statement"), in which the Stockholder Information Statement or Proxy Statement, as the case may be, will be included as a prospectus. Each of Buyer and the Company shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Stockholder Information Statement or Proxy Statement, as the case may be, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Stockholder Information Statement or Proxy Statement, as the case may be. The Stockholder Information Statement or Proxy Statement, as the case may be, shall include information regarding the Company, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of the Company in favor of the Merger. Each of Buyer and the Company shall use all reasonable efforts to cause the Form S-4 Registration Statement and the Stockholder Information Statement or Proxy Statement, as the case may be, to comply with applicable law and the rules and regulations promulgated by the SEC and to cause the Stockholder Information Statement or Proxy Statement, as the case may be, to be mailed to the Company's Stockholders as promptly as practicable If any event relating to Buyer or the Company occurs, or if Buyer or the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the Stockholder Information Statement or Proxy Statement, as the case may be, then Buyer or the Company, as applicable, shall inform the other thereof and shall cooperate with each other in completing such amendment or supplement, and, if appropriate, in mailing such amendment or supplement to the Company's Stockholders.

                    5.1.2. Prior to the Effective Time, Buyer shall use commercially reasonable efforts to obtain all regulatory approvals needed to ensure that the Buyer Common Stock to be issued in the Merger: (i) will be registered or qualified under the securities law of every jurisdiction of the United States in which any registered holder of the Company Capital Stock who is receiving shares of registered Buyer Common Stock has an address of record or be exempt from such registration; and
                            (ii) will be approved for quotation at the Effective Time on the Nasdaq National Market; provided, however, that, in the case of clause (i) above, Buyer shall not, pursuant to the foregoing, be required (I) to qualify to do business as a foreign corporation in any jurisdiction in which it is not currently qualified or (II) to file a general consent to service of process in any jurisdiction with respect to matters unrelated to the issuance of Buyer Common Stock pursuant hereto.

                    5.1.3. Each of Buyer and the Company (in respect of the information respectively supplied by it) agrees that: (i) none of the information to be supplied by it or its Affiliates for inclusion in the Stockholder Information Statement or Proxy Statement, as the case may be, will, at the time such document is mailed to the Stockholders of the Company, or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and
                            (ii) as to matters respecting it, the Stockholder Information Statement or the Proxy Statement, as the case may be, will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act, as applicable, and the rules and regulations promulgated by the SEC thereunder, except that no covenant, representation or warranty is made by Buyer with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein and no covenant, representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Buyer for inclusion or incorporation by reference therein.

                    5.1.4. The Company shall promptly after the date hereof take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to approve this transaction by written consent of the stockholders. It is understood and intended by the parties hereto that the Stockholder Agreements and the irrevocable proxies delivered to Buyer by the Company are sufficient to approve the transactions contemplated hereby by the Company's Stockholders, and the Company shall not in any way challenge the validity, enforceability or effectiveness of the Stockholder Agreements or proxies.

                    5.1.5. The Company and Buyer will prepare and file any other filings required under any Blue Sky laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each of the Company and Buyer will notify the other promptly upon the receipt of any correspondence or communications from any government officials concerning the Stockholder Information Statement, the Proxy Statement or any Other Filing and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and any other government officials, on the other hand, with respect to the Stockholder Information Statement, the Proxy Statement, the Merger or any Other Filing. The Proxy Statement, the Stockholder Information Statement and the Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder.

                    5.1.6. Promptly after the date of this Agreement, the Company shall provide to Buyer such information concerning its business and financial statements and affairs as, in the reasonable judgment of Buyer and its counsel, may be required or appropriate for inclusion in the Buyer Registration Statement or in any amendments or supplements thereto in order to reflect the transactions contemplated hereby and other information concerning the Company, and to cause the Company's counsel and auditors to cooperate with Buyer's counsel and auditors in the preparation of the Buyer Registration Statement or any amendments or supplements thereto. The Company shall use all reasonable efforts to ensure that the information provided by it for inclusion in the Buyer Registration Statement complies with applicable law and the rules and regulations promulgated by the SEC, to assist Buyer in responding promptly to any comments of the SEC or its staff, and to assist Buyer in having the Buyer Registration Statement declared effective under the Securities Act as promptly as practicable. If any event relating to the Company occurs, or if the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the Buyer Registration Statement, then the Company shall inform Buyer thereof and shall cooperate with Buyer in filing such amendment or supplement with the SEC. The Company represents and warrants to Buyer that all information provided by the Company for inclusion in the Buyer Registration Statement shall not, at the time it was provided, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        5.2. COOPERATION; ACCESS TO INFORMATION. The Company shall afford Buyer and its accountants, counsel and other representatives, reasonable access during normal business hours and upon reasonable notice during the period prior to the Effective Time to (a) all of the Company's properties, books, contracts, commitments and records, (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Buyer may reasonably request and (c) all officers and, as scheduled through officers, key employees of the Company. The Company agrees to provide to Buyer and its accountants, counsel and other representatives copies of internal financial statements (including by returns and supporting documentation) promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

        5.3. CONFIDENTIALITY. Each of the parties hereto hereby agrees that the information obtained in any investigation pursuant to Section 5.2, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transaction contemplated hereby, shall be governed by the terms of the Confidentiality Agreement effective as of April 15, 1999 between the Company and Buyer.

        5.4.        EXPENSES.

                    5.4.1. Whether or not the Merger is consummated, except as set forth in Section 5.4.2, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, investment banking, broker, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses; provided, however that Buyer and the Company shall share equally in all fees and expenses, other than Third Party Expenses, incurred in relation to any 3(a)(10) filing or filing of the Form S-4 Registration Statement any required HSR filings and printing the Proxy Statement or Stockholder Information Statement (as the case may be and the Form S-4 Registration Statement, if required).

                    5.4.2. In the event that the Merger is consummated, Buyer agrees to pay those Third Party Expenses incurred by the Company, provided that Buyer shall have full recourse to the Escrow Fund (as defined herein) for payment of all Third Party Expenses incurred by the Company exceeding $400,000 (excluding the expense of the Company's accounting professionals to prepare an audit of the Company's post-September 30, 1998 financial statements, if required for the Buyer Registration Statement).

        5.5. PUBLIC DISCLOSURE. Unless otherwise required by law, prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Buyer and Company prior to release. Any public announcement by Buyer regarding the subject matter of this Agreement shall be delivered to and approved by the Company prior to release (such approval to not be unreasonably withheld).

        5.6. CONSENTS. The Company shall use reasonable commercial efforts to obtain the consents, waivers, assignments and approvals under any of the Contracts set forth in Section
                    2.6 of the Disclosure Schedule so as to preserve all rights of, and benefits to, the Company thereunder.

        5.7. FIRPTA COMPLIANCE. On the Closing Date, the Company shall deliver to Buyer a properly executed statement in a form reasonably acceptable to Buyer for purposes of satisfying Buyer's obligations under Treasury Regulation Section 1.1445-2(c)(3).

        5.8. REASONABLE EFFORTS. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement (including, without limitation the Buyer
                    IPO); provided that Buyer shall not be required to agree to any divestiture by Buyer or the Company or any of Buyer's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Buyer or its subsidiaries or affiliates or of the Company, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

        5.9. NOTIFICATION OF CERTAIN MATTERS. The Company and Buyer shall give prompt notice to the other of: (i) the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which is likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
                    Section 5.9 shall not limit or otherwise affect any remedies available to the party receiving such notice and no disclosure pursuant to this Section 5.9 shall be deemed to amend or supplement the disclosure schedules or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

        5.10. ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each party hereto, at the request of another party hereto, shall use reasonable commercial efforts to execute and deliver such other instruments and do and perform such other acts and things as may be necessary in the written opinion of counsel to the requesting party for effecting the consummation of this Agreement and the transactions contemplated hereby.

        5.11.       CERTAIN EMPLOYEE MATTERS.

                    5.11.1. FOR PURPOSES OF THIS SECTION 5.11:

                            (a) "Applicable Company Options" shall mean any Company Options granted to an Existing Employee at any time prior to the Effective Time.

                            (b) "Approved by Senior Management" shall mean an action has been approved in writing or by e-mail by (i) the Chief Executive Officer of Buyer and (ii) both Matt Glickman and Mark Selcow (or, if only one such officer shall remain employed by the Surviving Corporation or Buyer, that remaining officer, or if neither such officer remains employed by the Surviving Corporation or Buyer, then neither such officer).

                            (c)       "Cause" exists if any one or more of the
                                     following should occur as determined in
                                     good faith by Buyer: An Existing Equity
                                     Employee's (i) failure to perform his or her duties or failure to follow the directions of any supervisor, after a written warning except in the case of a willful failure to perform his or her duties, in each such case provided that Matt Glickman and Mark Selcow acknowledge such failure in writing, (ii) breach of his or her fiduciary duties to Buyer and/or the Surviving Corporation, as evidenced by a written acknowledgement or opinion regarding such breach by Buyer's counsel, or (iii) conviction by a court of competent jurisdiction of a felony or other serious crime.

                            (d)      "Constructive Termination" shall mean
                                     (i) providing an Existing Employee with a base salary, an amount or level of employee benefits or a title, position or responsibility that is not reasonably comparable to the base salary, amount and level of employee benefits or title, position or responsibility that such Existing Employee enjoyed as of the date of this Agreement if employed as of such date or as of the Effective Time if hired after the date of this Agreement (for this purpose, disregarding any enhancement in the salary, benefits, title, position or responsibility of comparably positioned employees at any time between the date of this Agreement and the Effective Time outside of the ordinary course of business consistent with past practice) or
                                     (ii) requiring any Existing Employee to
                                     relocate outside of the San Francisco Bay
                                     Area.

                            (e)      "Existing Employee" shall mean each
                                     Company employee who, as of the Closing
                                     Date, is actively employed by the Company on a full-time basis. Without limiting the generality of the foregoing, for purposes of clarification, an "Existing Employee" would not include any part-time employee (i.e., a person hired for less than 1000 hours per year or less than 20 hours per week), any person on disability leave, leave of absence or other non-active status (other than any person on maternity, paternity or family leave), or any person who is merely an independent contractor or consultant of the Company or in any comparable non-employee relationship with the Company.

                    5.11.2. No Existing Employee may be terminated without
                            Cause or pursuant to a Constructive Termination prior to the second anniversary of the Closing Date unless such termination has been approved by Senior Management.

                    5.11.3. In the event that, at any time prior to the second anniversary of the Closing Date, notwithstanding
                            Section 5.11.2 hereof, Buyer terminates the employment of any Existing Employee (i) without Cause or pursuant to a Constructive Termination and
                            (ii) without such termination having been Approved by Senior Management, then the terminated Existing Employee shall be entitled either to (i) enforce the terms of this Section 5.11 as a third-party beneficiary hereof and seek damages from Buyer or
                            (ii) obtain the following benefits as liquidated damages for such employee's claims hereunder, in which event the following shall be the sole and exclusive remedy of the terminated Existing
                            Employee: (i) all Applicable Company Options held by such Existing Employee as of the date of such termination will vest an additional 24 months following the date of such termination or in the event such termination is by a successor to or acquiror of Buyer, then all Applicable Company Options held by such Existing Employee shall have their vesting fully accelerated; and (ii) if such Existing Employee has a title of Vice President or above, such Existing Employee shall also be paid by Buyer a cash severance payment equal to one
                            (1) year's base salary as of the date of termination.

                    5.11.4. Nothing contained in this Section 5.11 shall
                            create, or be deemed to create or imply, any specified term of employment, any promise of continued employment or any other agreement regarding duration of employment or the necessity for "Cause" for purposes of terminating employment with respect to any Existing Employee. Following the Closing Date, all employees of the Company will be employed on an at-will basis, unless otherwise specified in a written agreement between the respective employee and the Company or Buyer.

                    5.11.5. The provisions of this Section 5.11 shall be
                            binding upon any successor to Buyer or Buyer's business by way of merger, consolidation, reorganization, sale of substantially all of Buyer's assets or other comparable transaction.

        5.12. NON-DISCLOSURE AGREEMENTS. The Company agrees to use its commercially reasonable efforts to cause all of its current employees and consultants to execute, to the extent they have not already done so, a Non-Disclosure Agreement (with Intellectual Property assignment provisions) in substantially the form currently used by the Company.

        5.13. AFFILIATE AGREEMENTS. Schedule 5.13 sets forth those persons who, in the Company's reasonable judgment, are or may be "affiliates" of the Company within the meaning of Rule 145 (each such person a "Rule 145 Affiliate") promulgated under the Securities Act ("Rule 145"). The Company shall provide

                    Buyer such information and documents as Buyer shall reasonably request for purposes of reviewing such list. The Company shall deliver or cause to be delivered to Buyer, concurrently with the execution of this Agreement (and in any case prior to the Closing Date) from each of the Rule 145 Affiliates of the Company, an executed Affiliate Agreement ("Affiliate Agreement") in the form attached hereto as Exhibit B, each of which will be in full force and effect as of the Effective Time. Buyer shall be entitled to place appropriate legends on the certificates evidencing any Buyer Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Buyer Common Stock, consistent with the terms of such Affiliate Agreements.

        5.14. TAX-FREE REORGANIZATION. The parties intend to adopt this Agreement and the Merger as a tax-free plan of reorganization under Section 368(a)(1)(A) of the Code by virtue of the provisions of Section 368(a)(2)(E) of the Code. The Buyer Common Stock issued in the Merger will be issued solely in exchange for the Company Capital Stock, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to the consideration paid for the Company Capital Stock. No consideration that could constitute "other property" within the meaning of Section 356(b) of the Code is being transferred by Buyer for the Company Capital Stock in the Merger. The parties shall not take a position on any tax return inconsistent with this Section 5.14. From and after the Closing, neither Buyer nor the Surviving Corporation shall take any action that could reasonably be expected to cause the Merger not to be treated as a reorganization within the meaning of Section 368 of the Code.

        5.15. POOLING ACCOUNTING. Buyer may, following consultation with the Company, to the extent it deems advisable in its sole discretion, cause or attempt to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. In the event that Buyer determines at any time, in its sole discretion, for any reason or no reason (and no reason need be given), that it is not possible, expedient, advisable or convenient to obtain such pooling treatment, then Buyer may cease any and all efforts to obtain such pooling treatment without any liability hereunder and without being deemed in breach of this Agreement. The Company acknowledges and agrees that the business combination to be effected by the Merger may be accounted for either as a pooling of interests or as a purchase, which determination shall be made by Buyer in its sole discretion. However, the Company shall not take any actions, and it shall, to the extent possible, cause its Affiliates not to take any actions that would adversely affect the ability of Buyer to account for the business combination to be effected by the Merger as a pooling of interests.

        5.16. DIRECTORS' AND OFFICERS' INDEMNIFICATION. From and after the Effective Time, Buyer shall (i) assume, as of the Effective Time, all obligations of the Company under Article VII(B) of the Company's Certificate of Incorporation, as currently in effect and the Company's Indemnification Agreements with the Company's officers and directors, and
                    (ii) pay or cause the Surviving Corporation to pay all amounts that become due and payable under such provisions. This Section 5.16 shall survive the consummation of the Merger, is intended to benefit the Company, the Surviving Corporation and each indemnified party, shall be binding, jointly and severally, on all successors and assigns of the Surviving Corporation and Buyer, and shall be enforceable by the indemnified parties.

        5.17. BOARD REPRESENTATION. Prior to the Effective Time, Buyer will take such action as may be required so that Matthew Glickman, if he is then ready and willing so to serve, will be elected effective as of the Effective Time as a member of Buyer's Board of Directors.

        5.18. VOTING AGREEMENTS. The Company has delivered to Buyer, concurrently with the execution of this Agreement, an executed Voting and Lock-Up Agreement substantially in the form attached hereto as Exhibit C (the "Stockholder Agreement"), duly executed and delivered by a majority in interest of the Stockholders (as described in Section 2.26 hereof). The Company agrees to obtain and deliver to Buyer duly authorized and executed Stockholder Agreements from additional Stockholders such that, within ten (10) business days following the date of this Agreement, Buyer shall have received Agreements from Stockholders owning not less than ninety-five percent (95%) of the Total Outstanding Company Shares (the "Stockholder Requirement"). Further, the Company agrees to commence to seek, promptly following the date hereof, from the holders of all outstanding Company Options a lock-up agreement or arrangement identical to that contained in the Stockholder Agreement or provided by Buyer's underwriters in the Buyer IPO (a "Lock-Up"). The parties agree to condition any opportunity of a Company Option holder to purchase directed shares in the Buyer IPO that is made available to such holder by the Company or Buyer upon such holder's execution and delivery to Buyer of a Lock-Up.

        5.19. REGULATORY FILINGS. As soon as may be reasonably practicable, to the extent required by applicable law, Buyer and the Company each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. Buyer and the Company each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate.

        5.20. DIRECTOR ACTION WITH RESPECT TO OPTION PLANS. Prior to the Effective Time, the Board of Directors of the Company shall take such actions as shall ensure that Company Options do not have their vesting accelerated as a result of the consummation of the Merger and the transactions contemplated hereby other than pursuant to agreements in existence prior to the date of this agreement as set forth in the Disclosure Schedule.

        5.21. MAINTENANCE OF BUSINESS LINES. Buyer agrees that, during the twelve-month period following the Closing, it will not (unless Approved By Senior Management) materially change or cause to be discontinued any of the Company's or Surviving Corporation's current business lines (i.e., charter sponsors and advertising, e-commerce and Consumer Health Interactive).

        5.22 LEGAL OPINIONS. Buyer agrees to use commercially reasonable efforts to cause Irell & Manella LLP to deliver a legal opinion in substantially the Form of Exhibit D. The Company agrees to use commercially reasonable efforts to cause Venture Law Group, A Professional Corporation, to deliver a legal opinion in substantially the Form of Exhibit E.

        5.23 EMPLOYMENT AGREEMENTS; COVENANTS NOT TO COMPETE. Each of the parties hereto, as applicable, and each of Matthew Glickman and Mark Selcow agree to execute and deliver at the Closing (i) an Employment Agreement for each of Matthew Glickman and Mark Selcow in the form attached hereto as Exhibit F and (ii) a Covenant Not to Compete for each of Matthew Glickman and Mark Selcow in the form attached hereto as Exhibit G.

        5.24 PIGGYBACK REGISTRATION RIGHTS. Buyer agrees to use commercially reasonable efforts to cause the parties to the Company's Amended and Restated Investors' Rights Agreements to be added to Buyer's existing registration rights agreement effective upon the Effective Date, or to provide upon the Effective Date substantially similar registration rights to such persons.

        5.25 ADVICE CONCERNING CERTAIN TRANSACTIONS. Prior to the Effective Time, in the event that Buyer's management proposes to make a formal presentation to Buyer's Board of Directors concerning a transaction that would result in a change of control of Buyer or the sale of twenty percent (20%) or more of Buyer's assets or the issuance (in connection with the acquisition of another business) of securities representing twenty percent (20%) or more of Buyer's outstanding securities, then Matthew Glickman shall be entitled to notice of such presentation and to be present for such presentation (provided that in Buyer's sole discretion, Buyer may condition the foregoing on the receipt of a confidentiality agreement from Mr. Glickman reasonably satisfactory in form and substance to Buyer). This provision shall terminate upon the Effective Time or upon the termination of this Agreement in accordance with its terms.

                                      ARTICLE VI

                               CONDITIONS TO THE MERGER

        6.1. CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                    6.1.1. NO INJUNCTION OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administration, agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

                    6.1.2. GOVERNMENTAL APPROVAL. No Governmental Approval shall be required to be obtained which, if not so obtained, would render consummation of the Merger illegal.

                    6.1.3. NO ORDER; HSR ACT. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods under the HSR Act relating to the transactions contemplated hereby (if any) will have expired or terminated early.

                    6.1.4. TAX OPINIONS. Buyer and the Company shall each have received written opinions from their respective tax counsel (Irell & Manella LLP and Venture Law Group, A Professional Corporation, respectively), in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn; provided, however, that if counsel to either Buyer or the Company does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if the other party's counsel renders such opinion to such party. The parties to this Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinions.

        6.2. ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

                    6.2.1. REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Buyer in this Agreement shall be true and correct in all material respects (except that in the case of any representation or warranty that is itself qualified by reference to materiality, such representation or warranty shall be true and correct) on and as of the Effective Time as though such representations and warranties were made on and as of such time and Buyer shall have performed and complied in all material respects with all covenants of this Agreement (including without limitation those in Article IV) required to be performed and complied with by it as of the Effective Time; PROVIDED, HOWEVER, that any inaccuracies in such representations, warranties or failure to observe such covenants shall not constitute a failure of this condition unless the aggregate of such matters would reasonably be likely to have a Material Adverse Effect valued at $25 million or more (the "$25 Million Condition"), PROVIDED, FURTHER, that for purposes of this Section 6.2.1., any change, event, effect or condition on or of the business in the existing business of the Buyer that is primarily attributable (i) to the Merger or the announcement or effects of announcement of the Merger or (ii) to general industry-wide changes in such existing lines of business shall be disregarded. The $25 Million Condition shall not be applicable, however, in the case of a knowing and intentional breach of any covenant of Buyer in this Agreement by or at the direction or pursuant to the authorization of Edward Lenk, Steve Schoch or Peter Juzwiak (it being understood that each of those individuals has reviewed and is fully familiar with all of the terms included in this Agreement; however, the parties do not intend for any of such named individuals to have personal liability as a result of the foregoing provision.).

                    6.2.2. CERTIFICATE OF BUYER. The Company shall have been provided with a certificate executed on behalf of Buyer by the Chief Financial Officer or Chief Executive Officer of Buyer certifying (i) as to compliance with the matters set forth in Section
                            6.2.1 above and (ii) that all covenants (including without limitation those in Article IV) of this Agreement to be performed by Buyer on or before such date have been so performed in all material respects.

                    6.2.3 NO MATERIAL ADVERSE CHANGES. Except as set forth in the Disclosure Schedule, there shall not have occurred any material adverse change in the business, assets (including intangible assets), results of operations, liabilities (contingent or accrued), prospects or financial condition of the Buyer since the date of this Agreement; PROVIDED, HOWEVER, that any such material adverse changes shall not constitute a failure of this condition unless such matters in the aggregate would be reasonably likely to have a Material Adverse Effect valued at $700 million or more, and PROVIDED FURTHER that no third party litigation claim (other than any claim asserted by a governmental agency or authority) shall constitute material adverse changes for purposes of this Section 6.2.3.

                    6.2.4 BUYER IPO CONSUMMATED. The Buyer IPO shall have closed.

        6.3. ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF BUYER. The obligations of Buyer to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Buyer:

                    6.3.1. REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Company (as modified by the Disclosure Schedule) in this Agreement shall be true and correct in all material respects (except that in the case of any representation or warranty that is itself qualified by reference to materiality, such representation or warranty shall be true and correct) on and as of the Effective Time as though such representations and warranties were made on and as of the Effective Time, the Company shall have performed and complied in all material respects with all covenants of this Agreement (including without limitation those in Article IV) required to be performed and complied with by it as of the Effective Time and each of Matthew Glickman and Mark Selcow shall have executed and delivered the agreements specified above in Section 5.23; PROVIDED, HOWEVER, that any inaccuracies in such representations and warranties or failure to observe such covenants shall not constitute a failure of this condition unless the aggregate of such matters would reasonably be likely to have a Material Adverse Effect valued at $25 million or more (the "$25 Million Condition"), PROVIDED; FURTHER, that for purposes of this
                            Section 6.3.1., any change, event, effect or condition on or of the business in the existing lines of the Company that is primarily attributable
                            (i) to the Merger or the announcement or effects of the announcement of the Merger or (ii) to general industry-wide changes in such existing lines of business shall be disregarded. The $25 Million Condition shall not be applicable, however, in the case of a knowing and intentional breach of any covenant of the Company in this Agreement by or at the direction or pursuant to the authorization of Matthew Glickman, Mark Selcow or Jason Lemkin (it being understood that each of those individuals has reviewed and is fully familiar with all of the terms included in this Agreement; however, the parties do not intend for any of such named individuals to have personal liability as a result of the foregoing provision).

                    6.3.2. NO MATERIAL ADVERSE CHANGES. Except as set forth in the Disclosure Schedule, there shall not have occurred any material adverse change in the business, assets (including intangible assets), results of operations, liabilities (contingent or accrued), prospects or financial condition of the Company since the date of this Agreement; PROVIDED, HOWEVER, that any such material adverse changes shall not constitute a failure of this condition unless such matters in the aggregate would be reasonably likely to have a Material Adverse Effect valued at $100 million or more, and PROVIDED FURTHER that no third party litigation claim (other than any claim asserted by a governmental agency or authority) shall constitute material adverse changes for purposes of this Section 6.3.2.

                    6.3.3. STOCKHOLDER APPROVAL. The Stockholders of the Company shall have approved this Agreement, the Merger and the transactions contemplated hereby; the Stockholder Requirement shall have been satisfied and Lock-Ups shall have been obtained from holders of Company Options representing 85% of the shares issuable upon exercise of such options.

                    6.3.4. CERTIFICATE OF THE COMPANY. Buyer shall have been provided with a certificate executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer certifying (i) as to compliance with the matters set forth in Section
                            6.3.1 above and (ii) that all covenants (including without limitation those in Article IV) of this Agreement to be performed by the Company on or before such date have been so performed in all material respects.

                    6.3.5. LISTING; EFFECTIVENESS OF REGISTRATION STATEMENT. The shares of Buyer Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market. In addition, either (i) the issuance of Buyer Common Stock pursuant to the Merger contemplated hereby shall be qualified for the exemption provided under Section 3(a)(10) of the Securities Act or (ii) the Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the Form S-4 Registration Statement. Further, no proceeding similar to a stop order in respect of the Proxy Statement or Information Statement (as the case may be), shall have been initiated or threatened in writing by the SEC.

                                     ARTICLE VII

                     SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                                   INDEMNIFICATION

        7.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the Company's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger and continue until the date that is six (6) months following the Closing Date (the "Expiration Date"). All of Buyer's representations and warranties contained herein or in any instrument delivered pursuant to this Agreement shall terminate on the Closing Date.

        7.2.        INDEMNIFICATION; ESCROW ARRANGEMENTS.

                    7.2.1. INDEMNIFICATION. The Company (on behalf of itself and the Stockholders) agrees to indemnify and hold Buyer and its officers, directors and affiliates (the "Indemnified Parties") harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation (hereinafter individually a "Loss" and collectively "Losses") incurred by the Indemnified Parties directly or indirectly as a result of: (i) any inaccuracy or breach of a representation or warranty of the Company set forth in this Agreement or in any certificate of any officer of the Company delivered pursuant to this Agreement, (ii) any failure by the Company to perform or comply with any covenant (including, without limitation, those contained in Article IV) contained in this Agreement, and (iii) the Third Party Expenses incurred by the Company exceeding $400,000 (excluding the expense of the Company's accounting professionals to prepare an audit of the Company's March 31, 1999 financial statements or any other supplemental auditing work for a post-September 30, 1998 audit, if required for the Buyer Registration Statement); PROVIDED, HOWEVER, that (x) the aggregate amount recoverable by the Indemnified Parties pursuant to this Article VII shall not exceed the amount deposited in the Escrow Fund (as defined below), and (y) the Indemnified Parties shall not be entitled to indemnification hereunder
                            (1) with respect to any individual claim for less than $5,000 ($25,000 in the case of breach of solely
                            Section 2.8) in value, or (2) unless the aggregate amount for which valid indemnification claims are made exceeds $100,000, in which case the Indemnified Parties shall be entitled to indemnification from the first dollar of indemnification claims. The Escrow Fund shall be available to compensate the Indemnified Parties for any such Losses. Nothing herein shall limit the liability of the Company for any breach of any representation, warranty or covenant if the Merger is not consummated.

                    7.2.2. ESCROW FUND. As security for the indemnity provided for in Section 7.2.1 and by virtue of this Agreement, as soon as practicable after the Effective Time, the Escrow Amount, without any act of the Company, will be deposited with an institution selected by Buyer and approved by the Stockholder Representative (as defined in Section 7.2.9(L)) as Escrow Agent (the "Escrow Agent"), provided that Stockholder Representative shall not withhold such approval if Buyer selects a third party that is unrelated to Buyer and that is generally engaged in the escrow industry or the financial services industry. The Escrow Agent will either execute an acknowledgement and agreement to the terms of this Article VII or enter into a separate agreement that sets forth substantially the same terms provided herein. The deposit of the Escrow Amount will constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein. The Escrow Amount shall be contributed on behalf of each Stockholder of the Company in proportion to the aggregate Buyer Common Stock which each such holder would otherwise be entitled to under Section 1.8 hereof. The Stockholders of the Company will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Buyer after the Effective Time with respect to the Escrow Amount) without any act of any Stockholder.

                    7.2.3. ESCROW PERIOD; DISTRIBUTION UPON TERMINATION OF ESCROW PERIODS. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., Los Angeles, California local time on the Expiration Date (the "Escrow Period"); provided, however, that the Escrow Period shall not terminate with respect to any amount which, in the reasonable judgment of Buyer, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate (as defined below) delivered to the Escrow Agent prior to termination of such Escrow Period with respect to facts and circumstances existing prior to the termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Stockholders of the Company the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of Escrow Amounts to the Stockholders of the Company pursuant to this Section 7.2 shall be made in proportion to their respective original contributions to the Escrow Fund.

                    7.2.4.  PROTECTION OF ESCROW FUND.

                            (a) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Buyer and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                            (b) Any shares of Buyer Common Stock or other equity securities issued or distributed by Buyer (including shares issued upon a stock split) ("New Shares") in respect of Buyer Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Buyer Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Buyer Common Stock shall not be added to the Escrow Fund but shall be distributed to the record holders thereof.

                            (c) Each Stockholder shall have voting rights and the right to distributions of cash dividends with respect to the shares of Buyer Common Stock contributed to the Escrow Fund by such Stockholder (and on any voting securities added to the Escrow Fund in respect of such shares of Buyer Common Stock). As the record holder of such shares, the Escrow Agent shall vote such shares in accordance with the instructions of the Stockholders having the beneficial interest therein and shall promptly deliver copies of all proxy solicitation materials to such Stockholders.

                    7.2.5.  CLAIMS UPON ESCROW FUND.

                            (a) (a) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Buyer (an "Officer's Certificate"): (A) stating that Buyer has paid or properly accrued or, with respect to third-party claims of which Buyer, the Company or the Surviving Corporation has received notice, reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall deliver to Buyer out of the Escrow Fund, as promptly as practicable subject to Section 7.2.6, shares of Buyer Common Stock held in the Escrow Fund with a value equal to such Losses; provided, however, that in the event of a third party claim that is the subject of the demand on the Escrow Fund, no shares shall be delivered out of the Escrow Fund until the claim is settled or adjudicated.

                            (b) For the purposes of determining the number of shares of Buyer Common Stock to be delivered to Buyer out of the Escrow Fund as indemnity pursuant to Section 7.2.5(a) hereof, the shares of Buyer Common Stock shall be valued at $33 per share, unless the average closing price of the Buyer Common Stock for any five (5) consecutive trading days during the thirty (30) day period preceding the assertion of a particular indemnity claim exceeds $50 per share, in which case the shares of Buyer shall be valued at $50 per share or, if the average closing price of the Buyer Common Stock for any five (5) consecutive days during the thirty (30) day period preceding the assertion of a particular indemnity claim is less than $16 per share, then the shares of Buyer shall be valued at $16 per share (subject to in each case to the adjustment as a result of the Buyer Stock Split).

                    7.2.6. OBJECTIONS TO CLAIMS. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Stockholder Representative, and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Buyer of any Escrow Amounts pursuant hereto unless the Escrow Agent shall have received written authorization from the Stockholder Representative to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Buyer Common Stock from the Escrow Fund in accordance herewith; provided, however, that no such payment or delivery may be made if the Stockholder Representative shall object in a written statement to the claim made in the Officer's

                            Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

                    7.2.7.  RESOLUTION OF CONFLICTS; ARBITRATION.

                    (a)              In case the Stockholder Representative
                            shall object in writing to any claim or claims made in any Officer's Certificate, the Stockholder Representative and Buyer shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholder Representative and Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Buyer Common Stock from the Escrow Fund in accordance with the terms thereof.

                            (b) If no such agreement can be reached after good faith negotiation, either Buyer or the Stockholder Representative may demand arbitration of the matter unless the amount of the damage or Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Buyer and the Stockholder Representative. In the event that within forty-five (45) days after submission of any dispute to arbitration, Buyer and the Stockholder Representative cannot mutually agree on one arbitrator, Buyer and the Stockholder Representative shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s).

                            (c) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Any such arbitration shall be held in Los Angeles County, California, under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association.

                    7.2.8. THIRD-PARTY CLAIMS. In the event Buyer becomes aware of a third-party claim which Buyer believes may result in a demand against the Escrow Fund, Buyer shall notify the Stockholder Representative of such claim. Buyer may not settle any such claim without the consent of the Stockholder Representative, which consent shall not be unreasonably withheld or delayed. In the event that the Stockholder Representative has consented to any such settlement, the Stockholders shall have no power or authority to object under any provision of this Article VII to the amount of any claim by Buyer against the Escrow Fund with respect to such settlement.

                    7.2.9.  ESCROW AGENT.

                                     (A)  The Escrow Agent shall be
                                          obligated only for the
                                          performance of such duties as
                                          are specifically set forth
                                          herein, and as set forth in any
                                          additional written escrow
                                          instructions which the Escrow
                                          Agent may receive after the date
                                          of this Agreement which are
                                          signed by an officer of Buyer
                                          and the Stockholder
                                          Representative, and may rely and
                                          shall be protected in relying or
                                          refraining from acting on any
                                          instrument reasonably believed
                                          to be genuine and to have been
                                          signed or presented by the
                                          proper party or parties. The
                                          Escrow Agent shall not be liable
                                          for any act done or omitted
                                          hereunder as Escrow Agent while
                                          acting in good faith and in the
                                          exercise of reasonable judgment,
                                          and any act done or omitted
                                          pursuant to the advice of
                                          counsel shall be conclusive
                                          evidence of such good faith.

                                     (B)  The Escrow Agent is hereby
                                          expressly authorized to
                                          disregard any and all warnings
                                          given by any of the parties
                                          hereto or by any other person,
                                          excepting only orders or process
                                          of courts of law or of the
                                          arbitrator(s) appointed pursuant
                                          to Section 7.2.7, and is hereby
                                          expressly authorized to comply
                                          with and obey orders, judgments
                                          or decrees of any
                                          court or of the arbitrator(s)
                                          appointed pursuant to Section 7.2.7.
                                          In case the Escrow Agent obeys or
                                          complies with any such order,
                                          judgment or decree of any court
                                          or of the arbitration panel
                                          appointed by Section 7.2.7, the
                                          Escrow Agent shall not be liable
                                          to any of the parties hereto or
                                          to any other person by reason of
                                          such compliance, notwithstanding
                                          any such order, judgment or
                                          decree being subsequently
                                          reversed, modified, annulled,
                                          set aside, vacated or found to
                                          have been entered without
                                          jurisdiction.

                                     (C)  The Escrow Agent shall not be
                                          liable in any respect on account
                                          of the identity, authority or
                                          rights of the parties executing
                                          or delivering or purporting to
                                          execute or deliver this
                                          Agreement or any documents or
                                          papers deposited or called for
                                          hereunder.

                                     (D)  The Escrow Agent shall not be
                                          liable for the expiration of any
                                          rights under any statute of
                                          limitations with respect to this
                                          Agreement or any documents
                                          deposited with the Escrow Agent.

                                     (E)  In performing any duties under
                                          this Agreement, the Escrow Agent
                                          shall not be liable to any party
                                          for damages, losses, or
                                          expenses, except for negligence
                                          or willful misconduct on the
                                          part of the Escrow Agent. The
                                          Escrow Agent shall not incur any
                                          such liability for any action
                                          taken or omitted in reliance
                                          upon any instrument, including
                                          any written statement of
                                          affidavit provided for in this
                                          Agreement that the Escrow Agent
                                          shall in good faith believe to
                                          be genuine, nor will the Escrow
                                          Agent be liable or responsible
                                          for forgeries, fraud,
                                          impersonations, or determining
                                          the scope of any representative
                                          authority. In addition, the
                                          Escrow Agent may consult with
                                          legal counsel in connection with
                                          Escrow Agent's duties under this
                                          Agreement and shall be fully
                                          protected in any act taken,
                                          suffered, or permitted by
                                          him/her in good faith in
                                          accordance with the advice of
                                          counsel. The Escrow Agent is not
                                          responsible for determining and
                                          verifying the authority of any
                                          person acting or purporting to
                                          act on behalf of any party to
                                          this Agreement.

                                     (F)  If any controversy arises
                                          between the parties to this
                                          Agreement, or with any other
                                          party, concerning the subject
                                          matter of this Agreement, its
                                          terms or conditions, the Escrow
                                          Agent will not be required to
                                          determine the controversy or to
                                          take any action regarding it.
                                          The Escrow Agent may hold all
                                          documents and shares of Buyer
                                          Common Stock and may wait for
                                          settlement of any such
                                          controversy by final appropriate
                                          legal proceedings or other means
                                          as, in the Escrow Agent's
                                          discretion, may be required,
                                          despite what may be set forth
                                          elsewhere in this Agreement. In
                                          such event, the Escrow Agent
                                          will not be liable for damage.
                                          Furthermore, the Escrow Agent
                                          may at its option, file an
                                          action of interpleader requiring
                                          the parties to answer and
                                          litigate any claims and rights
                                          among themselves. The Escrow
                                          Agent is authorized to deposit
                                          with the clerk of the court all
                                          documents and shares of Buyer
                                          Common Stock held in escrow,
                                          except in respect of all costs,
                                          expenses, charges and reasonable
                                          attorney fees incurred by the
                                          Escrow Agent due to the
                                          interpleader action and which
                                          the parties jointly and
                                          severally agree to pay. Upon
                                          initiating such action, the
                                          Escrow Agent shall be fully
                                          released and discharged of and
                                          from all obligations and
                                          liability imposed by the terms
                                          of this Agreement.

                                     (G)  The parties and their respective
                                          successors and assigns agree
                                          jointly and severally to
                                          indemnify and hold Escrow Agent
                                          harmless against any and all
                                          losses, claims, damages,
                                          liabilities, and expenses,
                                          including reasonable costs of
                                          investigation, counsel fees,
                                          including allocated costs of
                                          in-house counsel and disbursements
                                          that may be imposed on Escrow
                                          Agent or incurred by Escrow
                                          Agent in connection with the
                                          performance of his/her duties
                                          under this Agreement, including
                                          but not limited to any
                                          litigation arising from this
                                          Agreement or involving its
                                          subject matter other than
                                          arising out of the Escrow
                                          Agent's negligence or willful
                                          misconduct.

                                     (H)  The Escrow Agent may resign at
                                          any time upon giving at least
                                          thirty (30) days written notice
                                          to the parties; provided,
                                          however, that no such
                                          resignation shall become
                                          effective until the appointment
                                          of a successor escrow agent
                                          which shall be accomplished as
                                          follows: the parties shall use
                                          their commercially reasonable
                                          efforts to mutually agree on a
                                          successor escrow agent within
                                          thirty (30) days after receiving
                                          such notice. If the parties fail
                                          to agree upon a successor escrow
                                          agent within such time, the
                                          Escrow Agent shall have the
                                          right to appoint a successor
                                          escrow agent authorized to do
                                          business in the State of
                                          California. The successor escrow
                                          agent shall execute and deliver
                                          an instrument accepting such
                                          appointment and it shall,
                                          without further acts, be vested
                                          with all the estates,
                                          properties, rights, powers, and
                                          duties of the predecessor escrow
                                          agent as if originally named as
                                          escrow agent. Upon appointment
                                          of a successor escrow agent, the
                                          Escrow Agent shall be discharged
                                          from any further duties and
                                          liability under this Agreement.

                                     (I)  All fees of the Escrow Agent for
                                          performance of its duties
                                          hereunder shall be paid by Buyer
                                          in accordance with the standard
                                          fee schedule of the Escrow
                                          Agent. It is understood that the
                                          fees and usual charges agreed
                                          upon for services of the Escrow
                                          Agent shall be considered
                                          compensation for ordinary
                                          services as contemplated by this
                                          Agreement. In the event that the
                                          conditions of this Agreement are
                                          not promptly fulfilled, or if
                                          the Escrow Agent renders any
                                          service not provided for in this
                                          Agreement, or if the parties
                                          request a substantial
                                          modification of its terms, or if
                                          any controversy arises, or if
                                          the Escrow Agent is made a party
                                          to, or intervenes in, any
                                          litigation pertaining to the
                                          Escrow Fund or its subject
                                          matter, the Escrow Agent shall
                                          be reasonably compensated for
                                          such extraordinary services and
                                          reimbursed for all costs,
                                          attorney's fees, including
                                          allocated costs of in-house
                                          counsel, and expenses occasioned
                                          by such default, delay,
                                          controversy or litigation.

                                     (J)  In no event shall the Escrow
                                          Agent be liable for special,
                                          indirect or consequential loss
                                          or damage of any kind whatsoever
                                          (including but not limited to
                                          lost profits), even if the
                                          Escrow Agent has been advised of
                                          the likelihood of such loss or
                                          damage and regardless of the
                                          form of action.

                                     (K)  Any corporation into which the
                                          Escrow Agent in its individual
                                          capacity may be merged or
                                          converted or with which it may
                                          be consolidated, or any
                                          corporation resulting from any
                                          merger, conversion or
                                          consolidation to which the
                                          Escrow Agent in its individual
                                          capacity shall be a party, or
                                          any corporation to which
                                          substantially all the corporate
                                          trust business of the Escrow
                                          Agent in its individual capacity
                                          may be transferred, shall be the
                                          Escrow Agent under this Escrow
                                          Agreement without further act.

                                     (L)  In the event that the Merger is
                                          approved, upon the Effective
                                          Time, and without further act of
                                          any Stockholder, Pat Kenealy
                                          shall be appointed as agent and
                                          attorney-in-fact (the
                                          "Stockholder Representative")
                                          for each Stockholder, for and on
                                          behalf of the Stockholders, to
                                          give and receive notices and
                                          communications, to authorize
                                          delivery to Buyer of shares of
                                          Buyer Common Stock from the
                                          Escrow Fund in satisfaction of
                                          claims by Buyer, to object to
                                          such deliveries, to agree to,
                                          negotiate, enter into
                                          settlements and compromises of,
                                          and demand arbitration and
                                          comply with orders of courts and
                                          awards of arbitrators with
                                          respect to such claims, and to
                                          take all actions necessary or
                                          appropriate in the judgment of
                                          the Stockholder Representative
                                          for the accomplishment of the
                                          foregoing. Such agency may be
                                          changed by the Stockholders from
                                          time to time upon not less than
                                          thirty (30) days prior written
                                          notice to Buyer; provided,
                                          however, that the Stockholder
                                          Representative may not be
                                          removed unless holders of a
                                          majority in interest in the
                                          Escrow Fund agree to such
                                          removal and to the identity of
                                          the substituted agent. Any
                                          vacancy in the position of
                                          Stockholder Representative may
                                          be filled by approval of the
                                          holders of a majority in
                                          interest in the Escrow Fund. No
                                          bond shall be required of the
                                          Stockholder Representative, and
                                          the Stockholder Representative
                                          shall not receive compensation
                                          for his or her services. Notices
                                          or communications to or from the
                                          Stockholder Representative shall
                                          constitute notice to or from
                                          each of the Stockholders.  The
                                          Stockholder Representative shall
                                          not be liable for any act done
                                          or omitted hereunder as
                                          Stockholder Representative while
                                          acting without gross negligence,
                                          bad faith and willful
                                          misconduct. The Stockholders on
                                          whose behalf the Escrow Amount
                                          was contributed to the Escrow
                                          Fund shall severally indemnify
                                          the Stockholder Representative
                                          and hold the Stockholder
                                          Representative harmless against
                                          any loss, liability or expense
                                          incurred without gross
                                          negligence, bad faith or willful
                                          misconduct on the part of the
                                          Stockholder Representative and
                                          arising out of or in connection
                                          with the acceptance or
                                          administration of the
                                          Stockholder Representative's
                                          duties hereunder, including the
                                          reasonable fees and expenses of
                                          any legal counsel retained by
                                          the Stockholder Representative.
                                          A decision, act, consent or
                                          instruction of the Stockholder
                                          Representative shall constitute
                                          a decision of all Stockholders
                                          for whom a portion of the Escrow
                                          Amount otherwise issuable to
                                          them are deposited in the Escrow
                                          Fund and shall be final, binding
                                          and conclusive upon each of such
                                          Stockholders, and the Escrow
                                          Agent and Buyer may rely upon
                                          any such decision, act, consent
                                          or instruction of the
                                          Stockholder Representative as
                                          being the decision, act, consent
                                          or instruction of each and every
                                          such Stockholder. The Escrow
                                          Agent and Buyer are hereby
                                          relieved from any liability to
                                          any person for any acts done by
                                          them in accordance with such
                                          decision, act, consent or
                                          instruction of the Stockholder
                                          Representative.

        7.3. MAXIMUM PAYMENTS; REMEDY. From and after the Effective Time, this Article VII shall provide the sole and exclusive remedy for any and all damages or other liability sustained or incurred by the Indemnified Parties or their successors and assigns as the result of any breach of any representation, warranty or covenant contained in this Agreement or any claim of negligent misrepresentation against the Company in connection with this Agreement or the Merger. No Stockholder shall have any right to contribution from the Company for any claim made by Buyer after the Effective Time.

                                     ARTICLE VIII

                          TERMINATION, AMENDMENT AND WAIVER

        8.1. TERMINATION. Except as provided in Section 8.2, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                            (a) by mutual written consent of the Company and Buyer;

                            (b) by Buyer or the Company if the Effective Time has not occurred by December 31, 1999; provided, however, that the right to terminate this Agreement under this
                                     Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

                            (c) by Buyer or the Company if (i) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or
                                     (ii) there shall be any statute, rule,
                                     regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

                            (d) by Buyer if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would: (i) prohibit Buyer's or Merger Sub's ownership or operation of any portion of the business of the Company or (ii) compel Buyer or the Company to dispose of or hold separate all or a portion of the business or assets of the Company or Buyer as a result of the Merger;

                            (e) by Buyer if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty or covenant contained in this Agreement on the part of the Company, or if any representation or warranty on the part of the Company has become untrue, in either case such that the condition set forth in Section 6.3.1 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue and such inaccuracy in such representation or warranty or breach shall not have been cured within thirty (30) calendar days after written notice to the Company; provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured;

                            (f) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty or covenant contained in this Agreement on the part of Buyer, or if any representation or warranty on the part of Buyer has become untrue, in either case such that the condition set forth in Section 6.2.1 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue and such inaccuracy in such representation or warranty or breach shall not have been cured within thirty (30) calendar days after written notice to Buyer; provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured;

                            (g) by Buyer if a majority of the Stockholders of the Company vote against the Merger at the Company Stockholders Meeting;

                            (h) by Buyer if an event having a Material Adverse Effect on the Company shall have occurred after the date of this Agreement, such that the condition set forth in
                                     Section 6.3.2 would not be satisfied; or

                            (i) by the Company if the Buyer IPO (whether pursuant to the Buyer Registration Statement or any other registration statement declared effective under the Securities Act) has not been consummated by October 15, 1999.

        8.2. EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Buyer or the Company or their respective officers, directors or Stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; provided further that the provisions of Sections 5.3 (confidentiality), 5.4 (expenses), 8.2 (effect of termination), 8.3 (termination fees) and 9 (notices) shall remain in full force and effect and survive any termination of this Agreement.

        8.3. TERMINATION FEES. If this Agreement is terminated by (i) Buyer pursuant to its rights under Section 8.1(e) or (ii) the Company pursuant to its rights under Section 8.1(f), then the terminating party shall be entitled, at its option, to demand payment as liquidated damages from the non-terminating party in the amount of $15 million in immediately available funds. The parties agree that, if the terminating party elects to demand such payment from the non-terminating party, such payment shall be treated for all purposes as a liquidated damage award and as the terminating party's sole and exclusive remedy for any breach of any representation, warranty, covenant or agreement by the non-terminating party under this Agreement. Notwithstanding anything to the contrary contained in this Section 8.3, if one party fails to pay to the other any fee due hereunder within 5 business days of the event giving rise to the payment of such fees, in addition to any amounts paid or payable pursuant to this Section, the defaulting party shall pay the out-of-pocket costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank N.A. from the date such fee was required to be paid.

        8.4. AMENDMENT. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

        8.5. EXTENSION; WAIVER. At any time prior to the Effective Time, Buyer and the Company may, to the extent legally allowed,
                    (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                      ARTICLE IX

                                  GENERAL PROVISIONS

        9.1. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), provided, however, that notices sent by mail will not be deemed given until received:

        If to Buyer:

                    eToys Inc.
                    2850 Ocean Park Drive, Suite 225
                    Santa Monica, CA  90405
                    Attention:       Steven Schoch
                                     Peter Juzwiak, Esq.
                    Telephone No.: (310) 664-8100
                    Facsimile No: (310) 664-8101
        with a copy to:

                    Irell & Manella LLP
                    333 South Hope Street, Suite 3300
                    Los Angeles, CA 90071
                    Attention: Anthony T. Iler, Esq.
                    Telephone No.: (213) 620-1555
                    Facsimile No.: (213) 229-0515

        If to the Company:

                    BabyCenter, Inc.
                    539 Bryant, Suite 200
                    San Francisco, CA  94107
                    Attention:  Matt Glickman
                    Telephone No.:  (415) 537-0900
                    Facsimile No:  (415) 537-0909

        with a copy to:

                    Venture Law Group
                    A Professional Corporation
                    2800 Sand Hill Road
                    Menlo Park, CA 94025
                    Attention:  Mark B. Weeks
                    Telephone No.:  650/854-4488
                    Facsimile No:  650/854-1121

If to the Stockholder Representative:


with a copy to:


        9.2. INTERPRETATION. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        9.3. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        9.4. ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the Exhibits hereto, the Disclosure Schedule, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; (b) except as specifically provided herein, are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned (other than by operation of law).

        9.5. SEVERABILITY. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        9.6. EQUITABLE REMEDIES; CUMULATIVE REMEDIES. The parties hereto acknowledge that monetary damages may be inadequate to compensate a party for a breach of this Agreement by the other party. Accordingly, each party hereto shall be entitled to seek equitable relief, including, without limitation, the remedy of specific performance, in the event of a breach of this Agreement by the other party. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        9.7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        9.8. RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed, all as of the date first written above.

                              eToys Inc.,

                              a Delaware corporation


                              By /s/ Edward C. Lenk
                                 ----------------------
                                   Name:
                                   Title:


                              BabyCenter, Inc.,
                              a Delaware corporation


                              By /s/ Matthew Glickman
                                 ----------------------
                                   Name:
                                   Title:


                              Stockholder Representative:

                              /s/ Pat Kenealy
                              -------------------------
                              Pat Kenealy

                              /s/ Matthew Glickman
                              -------------------------
                              Matthew Glickman
                              (solely with respect to Section 5.23)

                              /s/ Mark Selcow
                              -------------------------
                              Mark Selcow
                              (solely with respect to Section 5.23)

Exhibit A = Certificate of Merger

Exhibit B = 145 Letter

Exhibit C = Lock-up Agreement

Exhibit D = Irell & Manella LLP Opinion  [intentionally omitted]

Exhibit E = Venture Law Group Opinion  [intentionally omitted]

Exhibit F =  Employment Agreement

Exhibit G = Covenant Not to Compete


The Disclosure Schedules have been intentionally omitted.

                                                                      Exhibit A
                              CERTIFICATE OF MERGER
                                     MERGING
                                 BABYCENTER, INC.
                                   WITH AND INTO
                                    ETOYS INC.

                          Pursuant to Section 251 of the
                         Delaware General Corporation Law

     The undersigned, being the __________________ of eToys Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY AS FOLLOWS:

     FIRST:     That the names and states of incorporation of each of the
constituent corporations of the merger is as follows:

     NAME                                               STATE OF INCORPORATION

     BabyCenter, Inc.                                            Delaware
     eToys Inc.                                                  [Delaware]

     SECOND:     That the Agreement and Plan of Reorganization, dated as of
_________, 1996, by and among eToys Inc., BabyCenter, Inc. and [_________] as of ____________, 1999, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

     THIRD:     That eToys Inc. shall be the surviving corporation of the
merger.

     FOURTH:     That the certificate of incorporation of eToys Inc. shall be the certificate of incorporation of the surviving corporation.

     FIFTH:     That the executed Agreement and Plan of Reorganization is on file at the principal place of business of the surviving corporation. The address of said principal place of business is [____________], California [_____].

     SIXTH:     That a copy of the aforesaid Agreement and Plan of
Reorganization, will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

     IN WITNESS WHEREOF, eToys Inc. has caused this Certificate of Merger to be signed by _____________, its _______________ this ____ day of _________,
1999.

                                       ETOYS INC.


                                       By:____________________________
                                          Name:
                                          Title:

                                                                    EXHIBIT B


                        [Form of Affiliate Agreement]


____________, 1999


[Toy]

__________________

__________________, California, ________


Ladies and Gentlemen:

          The undersigned has been advised that as of the date hereof the undersigned may be deemed to be an "affiliate" of [Toy], a Delaware corporation ("Toy"), or [Blue]., a Delaware corporation ("Blue"), as the term "affiliate" is
(i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger and Reorganization, dated as of [_____], 1999 (the "Agreement"), between Toy and Blue, at the Effective Time (as defined in the Agreement) Blue will be merged with and into Toy, with Toy remaining as the surviving corporation.

     As a result of the Merger (as defined in the Agreement), the undersigned may receive shares of Common Stock, par value $___ per share of Toy ("Toy Common Stock"). The undersigned would receive such shares in exchange for shares of capital stock of Blue owned by the undersigned.

     The undersigned hereby represents and warrants to, and covenants with, Toy that in the event the undersigned receives any Toy Common Stock in the Merger:

     (A) The undersigned shall not make any sale, transfer or other disposition of (including a reduction of interest in or risk relating to) the Toy Common Stock in violation of the Act or the Rules and Regulations.

     (B) The undersigned has carefully read this letter and discussed its requirements and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of the Toy Common Stock, to the extent the undersigned has felt it necessary, with the undersigned's counsel.

     (C) The undersigned has been advised that the issuance of shares of Toy Common Stock to the undersigned in the Merger may be registered under the Act by a Registration Statement on Form S-4 or qualified for issuance under the exemption provided by Section 3(a)(10) of the Act. However, the undersigned has also been advised and agrees that because (i) at the time of the Merger's submission for a vote of the stockholders of Blue or Toy the undersigned may be deemed an affiliate of Blue or Toy, as the case may be, and (ii) the distribution by the undersigned of the Toy Common Stock has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of Toy Common Stock issued to the undersigned in the Merger unless (a) such sale, transfer or other disposition has been registered under the Act, (b) such sale, transfer or other disposition is made in conformity with the volume and other applicable limitations imposed by Rule 145 under the Act, or (c) in the opinion of counsel reasonably acceptable to Toy, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

     (D) The undersigned understands that Toy will be under no obligation to register the sale, transfer or other disposition of the Toy Common Stock by the undersigned or on the undersigned's behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

     (E) The undersigned understands that stop transfer instructions will be given to Toy's transfer agent with respect to the Toy Common Stock owned by the undersigned and that there may be placed on the certificates for the Toy Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

              "The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of a letter agreement dated __________, 1999, a copy of which agreement is on file at the principal offices of [Toy]."

     (F) The undersigned also understands that unless the transfer by the undersigned of the undersigned's Toy Common Stock has been registered under the Act or is a sale made in conformity with the provisions of this letter, Toy reserves the right, in its sole discretion, to place the following legend on the certificates issued to any transferee of shares from the undersigned:

              "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

     It is understood and agreed that the legend set forth in paragraph E or F above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Toy (i) a copy of a letter from the staff of the Commission, or an opinion of counsel, in form and substance reasonably satisfactory to Toy to the effect that such legend is not required for purposes of the Act or (ii) reasonably satisfactory evidence or representations that the shares represented by such certificates are being or have been transferred in a transaction made in conformity with the provisions of Rule 145.

     This agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws. This agreement shall be binding on the undersigned's successors and assigns, including his or her heirs, executors and administrators.

                                                    Very truly yours,


                                                    ---------------------------

                                                    ---------------------------
                                                    Print name


Acknowledged this ____ day

of _____________, 1999.

TOY


By:
    -------------------------
Name:

Its:

                                                                  EXHIBIT C


                         VOTING AND LOCK-UP AGREEMENT

     THIS VOTING AND LOCK-UP AGREEMENT is made and entered into as of April __, 1999 (this "Voting Agreement"), by and between [Toy], a Delaware corporation ("Buyer"), and the party identified on the signature page hereto
("Stockholder").

                                   RECITALS

     A. Buyer and [Blue], a Delaware corporation (the "Company"), have contemporaneously with the execution of this Voting Agreement entered into an Agreement and Plan of Reorganization dated as of even date herewith (the "Merger Agreement") which provides, among other things, that a wholly-owned subsidiary of Buyer to be formed ("Merger Sub") shall be merged (the "Merger") with and into the Company pursuant to the terms and conditions thereof;

     B. As an essential condition and inducement to Buyer to enter into the Merger Agreement and in consideration therefor, Stockholder and Buyer have agreed to enter into this Voting Agreement; and

     C. As of the date hereof, the Stockholder owns of record and beneficially the shares of common stock, par value $0.001 per share ("Company Common Stock") and, if applicable, the shares of preferred stock, par value $0.001 per share ("Company Preferred Stock"), of the Company (collectively, the Company Common Stock and the Company Preferred Stock are referred to herein as the "Company Stock") set forth on the signature page hereto and desires to enter into this Agreement with respect to such shares of Company Stock.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Merger Agreement, the parties hereto agree as follows:

                                   ARTICLE I

     1.   VOTING OF SHARES; CONVERSION OF SHARES.

          1.1 VOTING AGREEMENT. Stockholder hereby agrees to (a) appear, or cause the holder of record on any applicable record date (the "Record Holder") to appear for the purpose of obtaining a quorum at any annual or special meeting of stockholders of the Company and at any adjournment thereof at which matters relating to the Merger, the Merger Agreement or any transaction contemplated thereby are considered and (b) vote, or cause the Record Holder to vote, in person or by proxy, all of the shares of Company Stock owned by Stockholder, or with respect to which such Stockholder has or shares voting power or control, and all of the shares of Company Stock which shall, or with respect to which voting power or control shall, hereafter be acquired by Stockholder (collectively, the "Shares") (i) in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement and (ii) against any amendment of the Company's certificate of incorporation or by-laws or other proposal or transaction involving the Company, which would be reasonably likely to impede, frustrate, prevent or nullify the

Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of Company Stock. In the event written consents are solicited or otherwise sought from stockholders of the Company with respect to approval or adoption of the Merger Agreement, with respect to the approval of the Merger or with respect to any of the other actions contemplated by the Merger Agreement, Stockholder shall (unless otherwise directed by Buyer) execute, or cause the Record Holder to execute, with respect to all Shares, a written consent or written consents to such proposed action.

          1.2 GRANT OF PROXY. In furtherance of the foregoing, Stockholder, by this Agreement, with respect to all Shares now owned of record or that may hereafter be acquired by Stockholder at anytime prior to the Effective Time (as defined in the Merger Agreement), does hereby constitute and appoint Buyer and Merger Sub, or any nominee of Buyer and Merger Sub, with full power of substitution, from the date hereof to the earlier to occur of the termination of this Voting Agreement or the Effective Time, as its true and lawful attorney-in-fact and proxy (its "Proxy"), for and in its name, place and stead, to demand that the Secretary of the Company call a special meeting of stockholders of the Company for the purpose of considering any action related to the Merger Agreement and to vote each of such Shares as its Proxy at every annual, special or adjourned meeting of stockholders of the Company, including the right to sign its name (as stockholder) to any consent, certificate or other document relating to the Company that the law of the State of Delaware may permit or require, in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement. This Proxy and power of attorney is irrevocable to the fullest extent permitted by the law of the State of Delaware and is coupled with an interest.

          1.3 FURTHER ASSURANCES. Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Buyer and Merger Sub the power to carry out and give effect to the provisions of this Voting Agreement.

          1.4 NO OWNERSHIP INTEREST. Nothing contained in this Voting Agreement shall be deemed to vest in Buyer any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain and belong to Stockholder, and Buyer shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct Stockholder in the voting of any of the Shares, except as otherwise provided herein, or the performance of Stockholder's duties or responsibilities as a stockholder of the Company.

          1.5 DOCUMENTS DELIVERED. Stockholder acknowledges receipt of copies of the following document: the Merger Agreement and all Exhibits and Schedules thereto.

          1.6 NO INCONSISTENT AGREEMENTS. Each Stockholder hereby covenants and agrees that, except as contemplated by this Voting Agreement and the Merger Agreement, the Stockholder (a) has not entered, and shall not enter at any time while this

Voting Agreement remains in effect, into any voting agreement and (b) has not granted, and shall not grant at any time while this Voting Agreement remains in effect, a proxy or power of attorney.

          1.7 CONVERSION OF SHARES; OTHER ACTIONS. The Stockholder agrees to take, or cause to be taken, all actions (including, without limitation, by causing any director designee of such Stockholder to cause the Company to take action) necessary to:

               (a) terminate, not later than the Effective Time, the Amended and Restated Investors Rights Agreement dated as of October 13, 1998 (as amended to the date hereof) without requiring any payment, performance or obligation by the Company;

               (b) terminate, not later than the Effective Time, any other agreement or arrangement between the Stockholder and the Company or between/among the Stockholder and any other stockholder of the Company restricting the registration, voting or transfer of Shares, or granting the Stockholder registration rights without requiring any payment, performance or obligation by the Company;

               (c) convert, not later than the Effective Time, all shares of Company Preferred Stock owned or held by the Stockholder into Company Common Stock pursuant to Section 5(a) of the Company's Fourth Amended and Restated Articles of Incorporation and to cause the automatic conversion of all outstanding shares of Company Preferred Stock as a class into Company Common Stock pursuant to, and by giving the consents required by, Section 5(b) of said articles; PROVIDED, HOWEVER, that the effectiveness of each of the foregoing actions described in clauses (a) - (c) shall be contingent upon consummation of the Merger.

     The Stockholder also agrees to provide Buyer with reasonably satisfactory evidence of all of the preceding actions.

                                   ARTICLE II

     2.   TRANSFER.

          2.1  TRANSFER OF TITLE.

               (a) Stockholder hereby covenants and agrees that Stockholder will not, prior to the termination of this Voting Agreement, either directly or indirectly, sell, assign, pledge, hypothecate, transfer, exchange, or dispose ("Transfer") of any Shares or options to purchase Company Stock ("Options") or any other securities or rights convertible into or exchangeable for shares of Company Stock, owned either directly or indirectly by Stockholder or with respect to which Stockholder has the power of disposition, whether now or hereafter acquired, without the prior written consent of Buyer; PROVIDED that nothing contained herein will be deemed to restrict the exercise of Option; and PROVIDED FURTHER that the foregoing requirements shall not prohibit any Transfer to any person or entity where as a pre-condition to such Transfer the transferee agrees to be bound by all the terms and conditions of this Voting Agreement and deliver a duly executed copy of the Voting Agreement to Toy to evidence such agreement.

               (b) Stockholder hereby agrees and consents to the entry of stop transfer instructions by the Company against the transfer of any Shares or Options consistent with the terms of Section 2.1(a) hereof.

                                  ARTICLE III

     3. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder hereby represents and warrants to Buyer as follows:

          3.1 AUTHORITY RELATIVE TO THIS AGREEMENT. Stockholder is competent to execute and deliver this Voting Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Voting Agreement has been duly and validly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery by Buyer, constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms. If the Stockholder is a natural person and is married, and the Shares and Options held or owned by the Stockholder constitute community property or otherwise need spousal or other approval for this Voting Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and (making the same assumption in the preceding sentence) constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such spouse in accordance with its terms. No trust of which such Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Voting Agreement or to the consummation of the transactions contemplated hereby.

          3.2 NO CONFLICT. The execution and delivery of this Voting Agreement by Stockholder does not, and the performance of this Voting Agreement by Stockholder shall not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance, on any of the Shares or Options pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Shares or Options are bound or affected.

          3.3 TITLE TO THE SHARES. The Stockholder is the record and beneficial owner of, and has good and marketable title to, the Shares and Options set forth on the signature page hereto, and the Shares and Options held by Stockholder are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Stockholder's voting rights, charges and other encumbrances of any nature whatsoever, and Stockholder has not appointed or granted any proxy, which appointment or grant remains effective, with respect to the Shares (other than under this Voting Agreement).

                                   ARTICLE IV

     4. LOCK-UP. Stockholder acknowledges that Buyer is currently in registration with the Securities and Exchange Commission for the initial public offering (the "IPO") of shares of Buyer's Common Stock, par value $.0001 per share ("Buyer Common Stock"). Stockholder further acknowledges that, in connection with the IPO, certain stockholders of Buyer will become bound by a 180-day lock-up arrangement with the underwriters in the IPO that restricts the ability of such stockholders to sell or otherwise transfer any interest in shares of Buyer Common Stock held by them during such time period following the IPO
(the "Lock-Up"). As additional consideration for Buyer's agreement to enter into and consummate the transactions contemplated by the Merger Agreement, Stockholder agrees to be bound by the Lock-Up effective as of the Effective Time of the Merger (as defined in the Merger Agreement) and continuing through the end of such 180-day Lock-Up period, as if Stockholder were a direct party thereto with the underwriters in the IPO, with respect to all shares of Buyer Common Stock that may have been or are acquired by Stockholder at any time, whether pursuant to the exchange of shares in the Merger or otherwise.

                                   ARTICLE V

     5.   MISCELLANEOUS.

          5.1 NO SOLICITATION. From the date hereof until the Effective Time or, if earlier, the termination of the Merger Agreement, Stockholder shall not (whether directly or indirectly through advisors, agents or other intermediaries) engage in any discussions or take any actions that, if engaged in or taken by the Company, would violate Section 4.2 of the Merger Agreement.

          5.2 TERMINATION. This Agreement shall terminate upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms or (b) the Effective Time. Upon such termination, no party shall have any further obligations or liabilities hereunder other than as provided in Section 4 hereof, PROVIDED that no such termination shall relieve any party from liability for any breach of this Voting Agreement prior to such termination.

          5.3 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement were not performed in accordance with its specified terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Voting Agreement and to specific performance of the terms and provisions hereof in addition to any other remedy to which they are entitled at law or in equity.

          5.4 SUCCESSORS AND AFFILIATES. This Voting Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives and permitted assigns. If Stockholder shall at any time hereafter acquire ownership of, or voting power with respect to, any additional Shares in any manner, whether by the exercise of any options or any securities or rights convertible into or exchangeable for shares of Company Stock, by operation of law or otherwise, such Shares shall be held subject to all of the terms and provisions of this Voting Agreement. Without limiting the foregoing, Stockholder specifically agrees that the obligations of Stockholder hereunder shall not be terminated by operation of law, whether by death or incapacity of Stockholder or otherwise.

          5.5 ENTIRE AGREEMENT. This Voting Agreement together with the Affiliates Agreements, in the form attached as EXHIBIT B to the Merger Agreement, if and to the extent entered into by Stockholder and Buyer, constitutes the entire agreement among Buyer and Stockholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among Buyer and Stockholder with respect to the subject matter hereof.

          5.6 CAPTIONS AND COUNTERPARTS. The captions in this Voting Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Voting Agreement. This Voting Agreement may be executed in several counterparts, each of which shall constitute one and the same instrument.

          5.7 AMENDMENT. This Voting Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          5.8 WAIVERS. Except as provided in this Voting Agreement, no action taken pursuant to this Voting Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Voting Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a wavier of any prior or subsequent breach of the same or any other provision hereunder.

          5.9 SEVERABILITY. If any term or other provision of this Voting Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Voting Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Voting Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Voting Agreement remain as originally contemplated to the fullest extent possible.

          5.10 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made and shall be effective upon receipt, if delivered personally, upon receipt of a transmission confirmation if sent by facsimile (with a confirming copy sent by overnight courier) and on the next business day if sent by Federal Express, United Parcel Service, Express Mail or other reputable overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by notice):

     If to Stockholder:  At the address set forth opposite Stockholder's name on the signature page hereto

     With a copy to:
                         ----------------------------

                         ----------------------------

                         ----------------------------
                         Attention:
                                    -----------------
                         Telephone:
                                    -----------------
                         Telecopy No.:
                                       --------------

     If to Buyer or
     Merger Sub:         [Toy]

                         ----------------------------

                         ----------------------------
                         Attention:
                                    -----------------
                         Telephone:
                                    -----------------
                         Telecopy No.:
                                       --------------

     With a copy to:     Irell & Manella LLP
                         333 South Hope Street, Suite 3300
                         Los Angeles, CA  90071
                         Attention:  Anthony T. Iler
                         Telephone:  (213) 620-1555
                         Telecopy No.:  (213) 229-0515

          5.11 GOVERNING LAW. This Voting Agreement shall be governed by, and construed in accordance with, the laws of the State of California regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

          5.12 DEFINITIONS. Capitalized terms used and not defined herein shall have the meaning set forth in the Merger Agreement.

          5.13 OFFICERS AND DIRECTORS. No person who is or becomes (during the term hereof) a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer, and nothing herein will limit or affect, or give rise to any liability to Stockholder by virtue of, any actions taken by any Stockholder in his or her capacity as an officer or director of the Company in exercising its rights under the Merger Agreement.

          5.14 INTERPRETATION. The parties have participated jointly in the negotiation of this Voting Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Voting Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of the provisions of this Voting Agreement.

          5.15 VOIDABILITY. If prior to the execution hereof, the Board of Directors of the Company shall not have duly and validly authorized and approved by all necessary corporate action, this Voting Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, so that by the execution and delivery hereof Buyer or Merger Sub would become, or could reasonably be expected to become, an

"interested stockholder" with whom the Company would be prevented for any period pursuant to Section 203 of the Delaware General Corporation Law from engaging in any "business combination" (as such terms are defined in Section 203 of the Delaware General Corporation Law), then this Voting Agreement shall be void and unenforceable until such time as such authorization and approval shall have been duly and validly obtained.

     IN WITNESS WHEREOF, each of the parties hereto have caused this Voting Agreement to be duly executed as of the date first written above.

                                       [TOY]


                                       By:
                                          ----------------------------------

                                       Name:
                                            --------------------------------

                                       Title:
                                             -------------------------------


                                       STOCKHOLDER


                                       -------------------------------------


                                       By:
                                          ----------------------------------

                                       Name:
                                            --------------------------------

                                       Title:
                                             -------------------------------
                                       Address:
                                               -----------------------------
                                               -----------------------------
                                               -----------------------------

                                       -------------------------------------
                                       Spouse (if necessary)




Number of Shares of Company
Common Stock owned:
                    -------------------------

Number of Shares of Company
Preferred Stock owned:   Series A:___________;
                         Series B:___________;
                         Series C:___________

Number of Options:
                   --------------------------

                                                                EXHIBIT F

                                EMPLOYMENT AGREEMENT

       This EMPLOYMENT AGREEMENT (the "Agreement"), dated as of _______, 1999, is made and entered by and among Matthew Glickman [Mark Selcow] (the "Executive"), eToys Inc., a Delaware corporation ("Parent"), and BabyCenter, Inc., a Delaware corporation and wholly owned subsidiary of Parent (the "Company").

                                       RECITALS

       WHEREAS, pursuant to an Agreement and Plan of Reorganization dated as of April __, 1999 (the "Merger Agreement"), between the Company and Parent, as of the date hereof Parent has acquired the Company by way of a merger;

       WHEREAS, Parent and the Company desire to be assured of the continued provision of services by the Executive and therefore wish to have the Company employ the Executive in the capacity and on the terms set forth below;

       WHEREAS, the Executive desires to commit himself to serve the Company on the terms set forth below;

       NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:

1. EMPLOYMENT PERIOD. The Company shall employ the Executive and the Executive shall continue in the employ of the Company for the period commencing on the date of this Agreement, and ending on ______________, 2004, unless sooner terminated in accordance with the provisions of this Agreement or otherwise (the "Initial Term"). This Agreement may be renewed or extended for one or more additional periods after the Initial Term only by mutual written agreement to that effect by the parties (each, a "Renewal Period"); provided, that any such Renewal Period may be terminated as provided herein. The "Term" shall mean the period beginning on the date hereof and ending on the date of termination of Executive's services for the Company. Upon expiration of the Term, except as expressly set forth herein (including in Section 6), this Agreement and all of its provisions shall terminate and shall cease to have any force or effect.

2.     DUTIES

       (a) During the Term, the Executive shall serve as the Chief Executive Officer [President in the case of Selcow] of the Company, with such authority and duties as are assigned to him from time to time by the Board of Directors of the Company or the Board of Directors of Parent, that are consistent with the customary duties associated with such title and position. During the Term, Executive shall report to the Chief Executive Officer of Parent or the Board of Directors of the Company and/or Parent, as determined by the Company or Parent from time to time.

       (b) During the Term, the Executive shall devote substantially all his working time, attention, skill and efforts to the business and affairs of the Company, will use his best efforts to promote the success of the Company's business, and shall not enter the employ of or serve as a consultant to, or in any way perform any services, with or without compensation, for any other person, enterprise, business, company, corporation, partnership, firm, association or organization.

3.     COMPENSATION AND RELATED MATTERS

       (a) SALARY. During the Term, the Executive shall receive a salary at the rate of $150,000 per annum, payable in accordance with the Company's regular payroll practices. Executive's annual base salary shall be subject to review from time to time for possible increases by the Board of Directors of the Company or of Parent. (Executive's base salary, as increased from time to time, shall be referred to as the "Base Salary.")

       (b) EXPENSES. The Company shall reimburse the Executive for all reasonable travel and other reasonable out-of-pocket business expenses incurred by the Executive in the performance of his duties under this Agreement upon evidence of payment and otherwise in accordance with the Company's procedures in effect from time to time.

       (c) EMPLOYEE BENEFITS. During the Term, except as provided in Section 2(d) below, the Executive shall be entitled to participate in or receive benefits under any employee health benefit plan or other arrangement made available by the Company or its subsidiaries to its employees ("Health Benefit Plan") on terms no less favorable than those generally applicable to other employees of the Company or its subsidiaries, subject to and on a basis consistent with the terms, conditions and overall administration of such Health Benefit Plan. The Executive shall also be entitled to participate in or receive benefits under any other employee benefit plans on terms no less favorable than those generally applicable to employees of the Company or its subsidiaries, subject to and on a basis consistent with the terms, conditions and overall administration of such other employee benefit plans.

       (d) VACATION. The Executive shall be entitled to three weeks vacation during each year of the Term.

       (e) DEDUCTIONS AND WITHHOLDINGS. All amounts payable or which become payable hereunder shall be subject to all deductions and withholding required by law.

       (f) STOCK OPTIONS. On the date hereof, the Board of Directors of Parent shall cause to be issued to Executive, from Parent's 1999 Employee Stock Option Plan, options (the "Executive Options") to purchase ____ [insert the product of 50,000 multiplied by the ratio of the stock split effected in connection with the Parent IPO] shares of the common stock, par value $.0001 per share, of

              Parent ("Parent Common Stock"). Such options shall have an exercise price equal to the closing sales price of the Parent Common Stock on the Nasdaq National Market on the date of this Agreement. All other terms of the options, including the four-year vesting schedule, shall be as specified in the 1999 Employee Stock Option Plan.

       (g) ACCELERATED VESTING UNDER CERTAIN CIRCUMSTANCES. Parent agrees that, in the event of a Change of Control of Parent (as defined below), if Executive is terminated without Cause or pursuant to a Constructive Termination (each as defined below) at any time prior to the second anniversary of such Change of Control, then the vesting of all options to acquire shares of Parent Common Stock held by Executive shall be immediately accelerated and all such options shall become exercisable in full

4. TERMINATION. The Executive's services for the Company and the Term of this Agreement may be terminated under the following circumstances:

       (a) DEATH. The Executive's services hereunder shall terminate upon his death. In the case of the Executive's death, the Company shall pay to the Executive's beneficiaries or estate, as appropriate, after his death, his then current accrued and unpaid Base Salary as well as 100% of any earned and unpaid bonus for any years preceding the year of termination ("Unpaid Bonus") and other benefits and payments then due (including, without limitation, reimbursement of amounts under Section 3) to which the Executive is then entitled hereunder. Executive and his beneficiaries, as appropriate, shall be entitled to no other compensation under this Agreement following, or as a result of, a termination under these circumstances.

       (b)    DISABILITY

              (i) If a Disability (as defined below) of the Executive occurs during the Term, the Company may give the Executive written notice of its intention to terminate his employment. In such event, the Executive's services with the Company shall terminate on the effective date specified in such notice. In the case of a termination as a result of a Disability, the Company shall pay to the Executive after his termination his then current accrued and unpaid Base Salary, Unpaid Bonus and other benefits and payments then due (including, without limitation, reimbursement of amounts under Section 3 to which the Executive is entitled hereunder). Executive and his beneficiaries, as appropriate, shall be entitled to no other compensation under this Agreement following, or as a result of, a termination under these circumstances.

              (ii) For the purpose of this subsection 4(b), "Disability" shall mean the Executive's inability to perform his duties to the Company on a full-time basis for 90 consecutive days or a total of 120 days in any twelve month period as reasonably determined by the Board of Directors of the Company or of Parent.

       (c)    TERMINATION BY THE COMPANY FOR CAUSE

              The Company may terminate the Executive's services hereunder for Cause (as defined below) at any time upon written notice to the Executive. In such event, the Executive's services shall terminate on the effective date specified in such notice. In the case of the Executive's termination for Cause, the Company shall promptly pay to the Executive his then current accrued and unpaid Base Salary and other benefits and payments then due (including, without limitation, reimbursement of amounts under Section 3 (other than payments under any bonus plan for the year of termination)) to which the Executive is entitled hereunder. The Executive and his beneficiaries, as appropriate, shall be entitled to no other compensation under this Agreement following, or as a result of, a termination under these circumstances. For purposes of this Agreement, the Company shall have "Cause" to terminate Executive's services hereunder in the event the Company or Parent shall determine in good faith that any of the following has occurred: (A) acts or omissions by the Executive which constitute material misconduct or a knowing violation of a material written policy of the Company or any of its subsidiaries (provided Executive has been provided with a copy of such material written policy), (B) the Executive or any affiliated or related person or entity receiving a benefit in money, property or services from the Company or any of its subsidiaries or from another person dealing with the Company or any of its subsidiaries, in material violation of applicable law or Company policy, (C) an act of fraud, conversion, misappropriation, or embezzlement by the Executive or his conviction of, or entering a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof,
              (D) a material breach by the Executive of any of the provisions of Section 6 or Section 7 hereof, (E) the Executive's failure or refusal (whether intentional, reckless or negligent) to perform his duties under this Agreement or
              (F) any other breach by the Executive of this Agreement in any material respect.

       (d) TERMINATION BY THE EXECUTIVE. The Executive may terminate his employment hereunder, PROVIDED that Executive first gives the Company a written notice of termination at least 30 calendar days prior to the effective date of any such termination. In the event the Executive terminates his employment, the Company shall pay to the Executive his then current accrued and unpaid Base Salary and other benefits and payments then due (including, without limitation, reimbursement of amounts under Section 3 (other than payments under any bonus plan for the year of termination)) to which the Executive is entitled hereunder. The Executive and his beneficiaries shall be entitled to no other compensation under this Agreement following, or as a result of, a termination under these circumstances.

       (e)    TERMINATION BY THE COMPANY WITHOUT CAUSE AND CONSTRUCTIVE
              TERMINATION.   The Company may terminate the Executive's services
              hereunder without

              Cause at any time upon 30 days' written notice to the Executive. Further, in the event that the Company either (i) requires, as a condition of his employment and without his consent, that Executive relocate outside of the San Francisco Bay Area, or (ii) re-assigns Executive to a position, or delegates to Executive duties and responsibilities, that are materially less than those generally associated with the title specified in Section 2(a) hereof for an executive in a company that is reasonably comparable in size and nature of business to the Company (either clause (i) or clause (ii), a "Constructive Termination"), then Executive shall be entitled to elect to treat such events specified in clause (i) or (ii) as a constructive termination of his employment hereunder by providing written notice of such election to the Company. In the event that Executive is terminated without Cause or pursuant to a Constructive Termination as provided herein, Executive's services shall terminate on the effective date specified in the respective notice specified above, all options to acquire Parent Common Stock held by Executive will become fully vested and immediately exerciseable, and the Company shall pay to the Executive (A) his current accrued and unpaid Base Salary, Unpaid Bonus and other benefits and payments (including, without limitation, reimbursement of amounts under Section 3) to which the Executive is entitled hereunder as of such effective date and (B) either (x) if such termination occurs at any time prior to the second anniversary of the date hereof, 18 months of the Executive's then applicable Base Salary, or (y) if such termination occurs at any time from the second anniversary of the date hereof through and including the fifth anniversary of the date hereof, 12 months of the Executive's then applicable Base Salary (provided, however, that under no circumstance shall any severance payment be made in respect of any month that follows the fifth anniversary of the date hereof), in each case subject to the Executive's compliance with the terms of Section 6 and Section 7 hereof. Notwithstanding the foregoing subclause (B), in the event that Executive becomes employed in a position that is reasonably comparable to his position with the Company in terms of base salary and level of duties and responsibilities, then the Company shall no longer be required to make the payments under subclause (B) from and after the date of Employee's commencement of such alternative employment. The Executive and his beneficiaries shall be entitled to no other compensation under this Agreement following, or as a result of, a termination without Cause or a Constructive Termination under this paragraph. Salary and bonus payments referred to in this
              Section 4(e) will be paid in accordance with Sections 3(a) and 3(c), as applicable.

5.     LIMITATIONS ON STOCK TRANSFER.

       (a) DEFINED TERMS. For purposes of this Section 5, the following terms shall have the following meanings:

              "Change of Control" shall mean (a) a sale of all or substantially all of the assets of Parent or (b) a merger, consolidation, reorganization, combination or other comparable business transaction involving Parent following which the shareholders of Parent immediately prior to such transaction cease to own at least a majority of the outstanding voting power of all classes of Parent capital stock following such transaction.

              "Exchange Ratio" shall have the meaning specified therefor in the Merger Agreement.

              "Subject Shares" means a number of shares of Parent Common Stock owned by Executive as of the date hereof equal to the product of
              (A) 875,199 [875,198 in the case of Selcow] MULTIPLIED BY (B) the Exchange Ratio MULTIPLIED BY (C) 0.666667, rounded down to the nearest even number. The number of Subject Shares shall be adjusted from time to time to reflect any stock split, stock dividend, reverse stock split or other comparable transaction of Parent following the date hereof, and such adjusted number of shares shall be subject to the terms of this Section 5.

              "Transfer" means to sell, offer to sell, contract to sell, assign, pledge, hypothecate, transfer, exchange, grant any option to purchase or otherwise transfer or dispose of.

       (b)    LIMITATION ON TRANSFERS OF SUBJECT SHARES.

              (i) LOCK-UP. Executive hereby agrees that, without Parent's prior written consent, he will not, directly or indirectly, Transfer (A) any of the Subject Shares at any time prior to the first anniversary of the date of this Agreement or (B) more than one-half of the Subject Shares at any time from the first anniversary of the date of this Agreement through and including the second anniversary of the date of this Agreement; PROVIDED, HOWEVER, that the foregoing provisions shall become null and void and of no further force or effect in the event that (i) Parent terminates Executive without Cause or pursuant to a Constructive Termination or
                     (ii) Parent experiences a Change of Control.

              (ii) STOP TRANSFER; LEGEND. Executive hereby agrees and consents to the entry of stop transfer instructions by Parent against the Transfer of the Subject Shares consistent with the terms of this Section 5. In addition, Executive hereby agrees and consents to the placement of a legend on any certificate representing the Subject Shares stating that the Transfer of such Subject Shares is restricted by the terms of this Agreement.

              (iii)  NO OWNERSHIP INTEREST BY PARENT.  Nothing contained in this
                     Section 5 shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights of ownership and economic benefits of and relating to the Subject Shares, including, without limitation, the right to vote the Subject Shares and to receive dividends thereon, shall remain and belong to Executive, subject only to the Transfer restrictions contained in this Section 5.

       (c) CERTAIN TRANSFERS OF SHARES OF PARENT COMMON STOCK. Executive agrees that, if Executive elects at any time to Transfer 100,000 or more shares of Parent Common Stock in any single transaction or series of related transactions, then Executive and Parent will retain a nationally recognized investment banking firm, which shall be approved in writing by both Executive and Parent, such approval not to be unreasonably withheld by either party (the "Investment Bank"). Executive and Parent will request that the Investment Bank provide Executive and Parent with advice regarding the manner of Transferring the respective shares that will most effectively achieve the two goals of maximizing Executive's price for the respective shares and minimizing any negative impact of such Transfer on the public trading price of Parent Common Stock. Each of Executive and Parent agrees to follow such advice of the Investment Bank in connection with any such Transfer; provided that, if the Investment Bank recommends a registered, underwritten secondary offering of the respective shares, then Parent shall be entitled to decline to follow such advice, in which event Executive shall be entitled to sell the respective shares in a manner designed solely to maximize the price paid to Executive for the respective shares. All sales commissions payable to the Investment Bank in connection with any Transfer under this paragraph shall be paid by Executive, and the reasonable expenses of the Investment Bank in connection with providing such services to Executive and Parent will be paid by Parent.

6.     CONFIDENTIAL AND PROPRIETARY INFORMATION.

(a) The parties agree and acknowledge that during the course of the Executive's employment, the Executive has been given and will have access to and be exposed to trade secrets and confidential information in written, oral, electronic and other forms regarding Parent, the Company and their subsidiaries (which includes but is not limited to all of its business units, divisions and subsidiaries) and their business, equipment, products and employees, including, without limitation: the identities of Parent's and the Company's and their subsidiaries' customers and key accounts and potential customers and key accounts (hereinafter referred to collectively as "Customers"), including, without limitation, the identity of Customers the Executive cultivates or maintains while providing services at Parent, the Company or any of their subsidiaries using Parent's the Company's, or any of their subsidiaries' products, name and infrastructure, and the identities of contact persons at those Customers; the particular preferences, likes, dislikes and needs of those Customers and contact persons with respect to product types, pricing, sales calls, timing, sales terms, rental terms, lease terms, service plans, and other marketing terms and techniques; Parent's and the Company's and their subsidiaries' business methods, practices, strategies, forecasts, pricing, and marketing techniques; the identities of

       Parent's and the Company's and their subsidiaries' licensors, vendors and other suppliers and the identities of Parent's and the Company's and their subsidiaries' contact persons at such licensors, vendors and other suppliers; the identities of Parent's and the Company's and their subsidiaries' key sales representatives and personnel and other employees; advertising and sales materials; research, computer software and related materials; and other facts and financial and other business information concerning or relating to the Parent and the Company or any of their subsidiaries and their business, operations, financial condition, results of operations and prospects. The Executive expressly agrees to use such trade secrets and confidential information only for purposes of carrying out his duties for the Company and its subsidiaries, and not for any other purpose, including, without limitation, not in any way or for any purpose detrimental to Parent, the Company or any of their subsidiaries. The Executive shall not at any time, either during the course of his employment hereunder or after the termination of such employment, use for himself or others, directly or indirectly, any such trade secrets and confidential information, and, except as required by law, the Executive shall not disclose such trade secrets and confidential information, directly or indirectly, to any other person or entity; PROVIDED THAT the obligations under this sentence will not be construed to restrict the Executive from calling on or otherwise maintaining a relationship with Customers or suppliers of Parent, the Company or any of their subsidiaries during or after the termination of the Executive's employment with the Company. Trade secret and confidential information hereunder shall not include any information which (i) is already in or subsequently enters the public domain, other than as a result of any direct or indirect disclosure by the Executive, (ii) becomes available to the Executive on a non-confidential basis from a source other than the Company or any of its subsidiaries, PROVIDED THAT such source is not subject to a confidentiality agreement or other obligation of secrecy or confidentiality (whether pursuant to a contract, legal or fiduciary obligation or duty or otherwise) to the Company or any of its subsidiaries or any other person or entity or (iii) is approved for release by the Company or any of its subsidiaries or which the Company or any of its subsidiaries makes available to third parties without an obligation of confidentiality.

(b) All physical property and all notes, memoranda, files, records, writings, documents and other materials of any and every nature, written or electronic, which the Executive shall prepare or receive in the course of his employment with the Company and which relate to or are useful in any manner to the business now or hereafter conducted by Parent, the Company or any of their subsidiaries are and shall remain the sole and exclusive property of the Company and its subsidiaries, as applicable. The Executive shall not remove from the Company's premises any such physical property, the original or any reproduction of any such materials nor the information contained therein except for the purposes of carrying out his duties to the Company or any of its subsidiaries and all such property (except for any items of personal property not owned by the Company or any of its subsidiaries), materials and information in his possession or under his custody or control upon the termination of his employment shall be immediately turned over to the Company and its subsidiaries, as applicable.

(c) All inventions, improvements, trade secrets, reports, manuals, computer programs, tapes and other ideas and materials developed or invented by the Executive during the period of his employment, either solely or in collaboration with others, which relate to the actual or anticipated business or research of Parent, the Company or any of their subsidiaries which result from or are suggested by any work the Executive may do for Parent, the Company or any of their subsidiaries or which result from use of Parent's, the Company's or any of their subsidiaries' premises or property (collectively, the "Developments") shall be the sole and exclusive property the Company and its subsidiaries, as applicable. The Executive assigns and transfers to the Company his entire right and interest in any such Development, and the Executive shall execute and deliver any and all documents and shall do and perform any and all other acts and things necessary or desirable in connection therewith that the Company or any of its subsidiaries may reasonably request. This paragraph does not apply to any inventions which the Executive made prior to his employment by the Company (all of which are listed on Exhibit A, which the Executive has attached hereto).

(d) The provisions of this Section 6 shall survive any termination of this Agreement and termination of the Executive's employment with the Company for any reason or no reason.

7. NO SOLICITATION OF EMPLOYEES. The Executive acknowledges and agrees that he has gained and during the time of his employment with the Company, will gain, valuable information about the identity, qualifications and on-going performance of the employees of Parent, the Company and their subsidiaries. During the Term and for a period of one year thereafter, except pursuant to Executive's duties as an employee of the Company, the Executive shall not directly or indirectly (i) seek to hire or employ any of Parent's, the Company's or any of their subsidiaries' employees, (ii) solicit or encourage any such employee to seek or accept employment with any other person or entity or (iii) disclose any information, except as required by law, about such employee to any prospective employer.

8. INJUNCTIVE RELIEF. The Executive and the Company (a) intend that the provisions of Sections 6 and 7 be and become valid and enforceable, (b) acknowledge and agree that the provisions of Sections 6 and 7 are reasonable and necessary to protect the legitimate interests of Parent, the Company and their business and (c) agree that any violation of
       Section 6 or 7 will result in irreparable injury to Parent, the Company and their subsidiaries, the exact amount of which will be difficult to ascertain and the remedies at law for which will not be reasonable or adequate compensation to Parent, the Company and their subsidiaries for such a violation. Accordingly, the Executive agrees that if the Executive violates the provisions of Section 6 or 7, in addition to any other remedy which may be available at law or in equity, the Company shall be entitled to specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual damages.

9. ASSIGNMENT; SUCCESSORS AND ASSIGNS. The Executive agrees that he shall not assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, any rights or obligations under this Agreement, nor shall the Executive's rights hereunder be subject to encumbrance of the claims of creditors. Any purported assignment, transfer, delegation, disposition or encumbrance in violation of this
       Section 9 shall be null and void and of no force or effect. Nothing in this Agreement shall prevent the consolidation or merger of Parent or the Company with or into any other entity, or the sale by Parent or the Company of all or any portion of its properties or assets, or the assignment by Parent or the Company of this Agreement and the performance of the Company's obligations hereunder to any successor in interest or any affiliated entity, and the Executive hereby consents to any and all such assignments. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and, except as expressly provided herein, no other person or entity shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

10. GOVERNING LAW; JURISDICTION AND VENUE, WAIVER OF JURY TRIAL. This Agreement shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of California without regard to the conflicts of law principles thereof. Suit to enforce this Agreement or any provision or portion thereof may be brought in the federal courts located in Los Angeles, California, unless subject matter jurisdiction is lacking, in which case suit may be brought in the state courts located in Los Angeles, California. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11. SEVERABILITY OF PROVISIONS. In the event that any provision or any portion thereof should ever be adjudicated by a court of competent jurisdiction to exceed the time or other limitations permitted by applicable law, as determined by such court in such action, then such provisions shall be deemed reformed to the maximum time or other limitations permitted by applicable law, the parties hereby acknowledging their desire that in such event such action be taken. In addition to the above, the provisions of this Agreement are severable, and the invalidity or unenforceability of any provision or provisions of this Agreement or portions thereof shall not affect the validity or enforceability of any other provision, or portion of this Agreement, which shall remain in full force and effect as if executed with the unenforceable or invalid provision or portion thereof eliminated. Notwithstanding the foregoing, the parties hereto affirmatively represent, acknowledge and agree that it is their intention that this Agreement and each of its provisions are enforceable in accordance with their terms and expressly agree not to challenge the validity or enforceability of this Agreement or any of its provisions, or portions or aspects thereof, in the future. The parties hereto are expressly relying upon this representation, acknowledgement and agreement in determining to enter into this Agreement.

12. WARRANTY. As an inducement to the Company to enter into this Agreement, the Executive represents and warrants that he is not a party to any other agreement or obligation for personal services, and that there exists no impediment or restraint, contractual or otherwise, on his power, right or ability to enter into this Agreement and to perform his or her duties and obligations hereunder. As an inducement to the Executive to enter into this Agreement, Company represents and warrants that the person signing this Agreement for the Company has been duly authorized to do so by all necessary corporate action and has the corporate power and authority to execute this Agreement on the Company's behalf. The execution and delivery of this Agreement and the consummation of the transactions contemplated have been duly and effectively authorized by all necessary corporate action of the Company.

13. NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method upon receipt of telephonic or electronic confirmation; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (E.G., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice will be sent to:

       If to the Company:

       (a)    BabyCenter, Inc.
              c/o eToys Inc.
              2850 Ocean Park Blvd., Suite 225
              Santa Monica, CA  90405
              Attention:  __________________
              Telephone No. _______________
              Telecopy No. ________________

              with a copy to:

              Irell & Manella LLP
              333 South Hope Street
              Suite 3300
              Los Angeles, California  90071
              Attention:  Anthony T. Iler
              Telephone No.  (213) 620-1555
              Telecopy:  (213) 229-0515

       (b)    if to the Executive, to:

              Matthew Glickman
              ___________________________
              ___________________________

       or to such other place and with other copies as either party may designate as to itself or himself by written notice to the others.

14. CUMULATIVE REMEDIES. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

15. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which will be deemed to be an original, but all of which together shall constitute one and the same Agreement.

16. ENTIRE AGREEMENT. The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the employment of the Executive by the Company and supersede, and may not be contradicted by, modified or supplemented by, evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statements of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative or other legal proceeding to vary the terms of this Agreement.

17. AMENDMENTS; WAIVERS. This Agreement may not be modified, amended, or terminated except by an instrument in writing, approved by the Company and signed by the then existing parties hereto. No waiver of any of the provisions of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further, continuing or subsequent waiver of any such provision or as a waiver of any other provision of this Agreement. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall preclude any other or further exercise of any other right, remedy or power provided herein or by law or in equity.

18. REPRESENTATION OF COUNSEL; MUTUAL NEGOTIATION. Each party has had the opportunity to be represented by counsel of its choice in negotiating this Agreement. This Agreement shall therefore be deemed to have been negotiated and prepared at the joint request, direction and construction of the parties, at arm's-length, with the advice and participation of counsel, and shall be interpreted in accordance with its terms without favor to any party.

                             [signature page to follow]

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                       BabyCenter, Inc.



                                       By:
                                           -------------------------------
                                           Name:
                                           Title:


                                       eToys Inc.




                                       By:
                                           -------------------------------
                                           Name:
                                           Title:


                                       EXECUTIVE




                                       -----------------------------------
                                            Name:

                                     Exhibit A


                        INVENTIONS MADE PRIOR TO EMPLOYMENT


[List]

                                                                    EXHIBIT G

                            COVENANT NOT TO COMPETE

     THIS COVENANT NOT TO COMPETE (the "Agreement"), dated as of ______, 1999, by and between eToys Inc., a Delaware corporation (including its subsidiaries, "Buyer"), and Matthew Glickman [Mark Selcow], an individual ("Stockholder"), is to evidence the following agreements and understandings. Capitalized terms used herein have the respective meanings in the Merger Agreement (as hereinafter defined) unless otherwise specified herein.

                                    RECITALS

     WHEREAS, prior to the date hereof, Stockholder was a stockholder of BabyCenter, Inc., a Delaware Corporation (the "Company");

     WHEREAS, the Company carries on the business of advertising, marketing, promoting, distributing and selling, through the online medium of the Internet, a variety of products, services and content about or related to infants, children, parents and families, including but not limited to commerce (i.e., merchandise sales), content (i.e., information), community (i.e., e-mail and other interactive elements), and advertising and sponsorship components, as well as website creation and hosting services for third parties, together with various other related operations and services (the "Business");

     WHEREAS, as of the date hereof, pursuant to that certain Agreement and Plan of Reorganization, dated as of April ___, 1999 (the "Merger Agreement"), between Buyer and the Company, Buyer acquired the Company by way of a merger, and as a result the Business and associated goodwill as a going concern of the Company was acquired by Buyer;

     WHEREAS, as the holder of a significant equity position in the Company, Stockholder is deriving substantial value from the transactions contemplated by the Merger Agreement;

     WHEREAS, by agreeing to enter into the Merger Agreement and consummate the Merger, Buyer desires and is seeking to acquire the Business, including the business and goodwill as a going concern of the Business; and if Stockholder were able to compete with Buyer in any manner that is hereinafter proscribed or to engage in any of the other activities that are hereinafter proscribed, then Buyer would be deprived of a substantial portion of the goodwill and going concern value sought to be obtained through the Merger;

     WHEREAS, pursuant to Section _____ of the Merger Agreement, Stockholder is required to enter into this Agreement;

     WHEREAS, Stockholder now desires to enter into this Agreement as required under the Merger Agreement, and the parties desire to set forth the terms, conditions and provisions of Stockholder's ongoing obligations during the Term (as defined below);

     NOW, THEREFORE, in consideration of the mutual promises, covenants, agreements, representations and warranties hereinafter set forth and set forth in the Merger Agreement and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, all subject to the completion of the closing of the Merger, the parties hereto agree as follows:

     1. DEFINITION OF TERM. The Term of this Agreement shall commence on the date hereof and shall continue throughout the term of Stockholder's employment with the Company under the Employment Agreement of even date herewith among Buyer, the Company and Stockholder (the "Employment Agreement") and for a period following the termination of Stockholder's employment under the Employment Agreement equal to either (A) 18 months, in the event that Stockholder's employment under the Employment Agreement terminates for any reason at any time prior to the second anniversary of the date hereof or (B) 12 months, in the event that Stockholder's employment under the Employment Agreement terminates for any reason (including termination of the Employment Agreement in accordance with its terms) at any time from or after the second anniversary of the date hereof (the "Term"); provided, however, that (i) under no circumstances shall the Term of this Agreement extend beyond the fifth anniversary of the date hereof and (ii) in the event of a Change of Control (as defined in the Employment Agreement) of Buyer, if Stockholder's employment under the Employment Agreement is terminated without Cause or pursuant to a Constructive Termination (each as defined in the Employment Agreement) following such Change of Control, then the Term of this Agreement shall terminate immediately.

     2. AGREEMENT NOT TO COMPETE. As a condition to the transactions being completed as of the Effective Time pursuant to the Merger Agreement, and as a means reasonably designed to protect the intellectual property, confidential and proprietary information concerning the Business during the Term, Stockholder will not, without the prior written consent of Buyer, directly or indirectly, engage in, assist (financially or otherwise), associate with, or perform services (other than on behalf of Buyer or any of its Affiliates) in any Restricted Business (as hereinafter defined), including, without limitation, whether such engagement, assistance, association or performance is as an individual, principal, officer, director, consultant, advisor, proprietor, employee, partner, stockholder or other investor (other than as a holder of less than one percent (1%) of the outstanding capital stock or other equity interest of or in any corporation or other business enterprise, provided that Stockholder's participation therein is solely as a passive investor and does not include any role as director, officer, manager or other service provider), creditor, guarantor, agent, sales representative or other participant. For purposes of this Agreement, "Affiliate" shall mean any person, partnership, limited liability company, joint venture, trust, corporation or other entity, directly or indirectly, controlling, controlled by or under common control with such person, partnership, limited liability company, joint venture, trust, corporation or other entity. For purposes of this Agreement, "Restricted Business" shall mean (a) the Business together with any other business or industry being considered or proposed to be conducted or engaged in by the Company as of the date of this Agreement and (b) the business of Amazon.com, Toys R Us and iVillage, together with any of their respective subsidiaries, Affiliates or related parties. For purposes of clarification, "Restricted Business" shall not include the business of any entity that is engaged principally in the healthcare industry, notwithstanding the fact that such entity may be incidentally or insubstantially involved in any Restricted Business.

     3. NON-INTERFERENCE. During the Term, Stockholder will not, without the prior written consent of Buyer or any of its Affiliates, directly, indirectly or as an agent on behalf of or in conjunction with any person, firm, partnership, corporation or other entity (a) solicit, encourage the resignation of, or in any other manner seek to engage or seek to employ, any person who is as of the Effective Time, or within the prior three (3) months had been, an employee of Buyer, the Company or any of their Affiliates, whether or not for compensation and whether as an officer, employee, consultant, adviser, independent sales representative, vendor, independent contractor or participant, or (b) contact, solicit or service, in connection with the operation of any Restricted Business, any person or entity with whom Buyer, the Company or any of their Affiliates have a former, current or prospective (as of the Effective Time) business relationship or who is or was at any time during the Term a customer or client of Buyer, the Company or any of their Affiliates, or a prospective (as of the Effective Time) customer or client to which Buyer, the Company or any of their Affiliates have made a business proposal.

     4. CONFIDENTIALITY. Stockholder agrees not to disclose, use, transfer or sell any intellectual property, confidential or proprietary information concerning the Business, whether Stockholder has such information in his or her memory or embodied in writing or other physical form, unless such activities are on behalf of Buyer, the Company or any of their Affiliates. For purposes of this Agreement, the phrase "intellectual property, confidential or proprietary information concerning the Business" means all information concerning the business, affairs, products, suppliers, customers or employees of, or relating to, the Business, including, without limitation, that which relates to marketing or brand recognition matters, such as logos, typestyles, copyrights, trade names, brand names, user names, service names, service marks and trademarks, or to technical matters, such as patents, designs, drawings, specification sheets, schematics, test data, technical literature, manufacturing and process information, know-how, trade secrets, in process research efforts and technical data of Buyer, the Company or any of their Affiliates, or to business matters such as the identity of suppliers, customers or business partners or terms of business relationships with suppliers, customers or business partners. The phrase "intellectual property, confidential or proprietary information concerning the Business" shall not, however, include any information to the extent that (i) Stockholder is required to disclose any of the foregoing pursuant to the provisions of applicable law; (ii) any such information becomes generally known and available to the public otherwise than by reason of a disclosure or communication of such information by Stockholder; or (iii) any such information is disclosed after the written approval of Buyer, the Company or any of their Affiliates. Stockholder agrees that the restrictions contained in this Section 3 shall continue to apply without time restrictions, so long as any information remains intellectual property, confidential or proprietary information concerning the Business.

     5. CONSIDERATION. Stockholder acknowledges that the consideration for the covenants in Sections 2, 3 and 4 consists of substantial economic value to be provided to Stockholder pursuant to the Merger Agreement, and that no separate consideration shall be payable pursuant to this Agreement. Stockholder also acknowledges that Buyer would not consummate the Merger unless Stockholder entered into this Agreement.

     6.   MISCELLANEOUS.

          6.1 ENTIRE AGREEMENT; AMENDMENTS. This Agreement and any document referred to herein or executed contemporaneously herewith set forth the entire understanding of the parties relating to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, with respect to the subject matter hereof. None of the terms or provisions hereof shall be modified or waived, and this Agreement may not be amended or terminated, except by a written instrument signed by the party against which modifications or waiver or amendment or termination is to be enforced. No waiver of any one provision shall be considered a waiver of any other provision, and the fact that an obligation is waived for a period of time or in one instance shall not be considered to be a continuing waiver.

          6.2 REMEDIES NOT EXCLUSIVE. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy will be cumulative and will be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies will not constitute a waiver of the right to pursue other available remedies.

          6.3 NOTICES. All notices under this Agreement will be in writing and will be delivered by personal service or telegram, telecopy or certified mail (if such service is not available, then by first class mail), postage prepaid, to such address as may be designated from time to time by the relevant party, and which will initially be as set forth below. Any notice sent by certified mail will be deemed to have been given three (3) days after the date on which it is mailed. All other notices will be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party. Notices will be addressed as follows or to such other address as the party to whom the same is directed will have specified in conformity with the foregoing:

          (i)  If to Buyer:

               eToys Inc.
               2850 Ocean Park Boulevard, Suite 220
               Santa Monica, CA  90405
               Attention:
               Telephone No.:
               Telecopy No.:

               with a copy to:

               Irell & Manella LLP
               333 South Hope Street, Suite 3300
               Los Angeles, California 90071
               Attention:  Anthony T. Iler
               Telephone No.:  (213) 620-1555
               Telecopy No.:  (213) 229-0515

          (ii) If to Stockholder:

               Matthew Glickman

               _________________________
               _________________________


               with a copy to:

               _________________________
               _________________________
               _________________________
               Attention:
               Telephone:
               Telecopy No.:

          6.4 EQUITABLE RELIEF; ACCOUNTING. Stockholder acknowledges that the covenants contained in Sections 2, 3 and 4 hereof are reasonable and necessary to protect the legitimate interests of Buyer, that any breach or threatened breach of such covenants will result in irreparable injury to Buyer and that the remedy at law for such breach or threatened breach would be inadequate. Accordingly, in the event of the breach by Stockholder of any of the provisions of this Agreement, Buyer, in addition and as a supplement to such other rights and remedies as may exist in its favor, may apply to any court of law or equity having jurisdiction to enforce this Agreement, and/or may apply for injunctive relief against any act that would violate any of the provisions of this Agreement (without being required to post a bond). Stockholder further understands that monetary damages will not be sufficient to avoid or compensate for a breach of the covenants contained in Sections 2, 3 and 4 hereof and that injunctive relief would be appropriate to prevent any such breach or threatened breach. Such right to obtain injunctive relief may be exercised, at the option of Buyer, concurrently with, prior to, after, or in lieu of, the exercise of any other rights or remedies that Buyer may have as a result of any such breach or threatened breach. In addition, Stockholder shall account for and pay over to Buyer all compensation, profits and other benefits inuring to Stockholder's benefit that are derived or received by Stockholder thereof resulting from any action or transaction constituting a breach of the covenants contained in Sections 2, 3 and 4 hereof.

          6.5 THIRD-PARTY BENEFITS. None of the provisions of this Agreement will be for the benefit of, or enforceable by, any third-party beneficiary.

          6.6 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns. None of the parties hereto may assign any of their rights or obligations under this Agreement without the prior written consent of all other parties hereto, except that this Agreement may be assigned by Buyer to any corporation or other business entity that succeeds to all or substantially all of the business of Buyer through merger, consolidation, corporate reorganization or by acquisition of all or substantially all of the assets or capital stock of Buyer.

          6.7 GOVERNING LAW. All questions with respect to this Agreement and the rights and liabilities of the parties shall be governed by the laws of the state of California, regardless of the choice of law provisions of that state or any other jurisdiction.

          6.8  RULES OF CONSTRUCTION.

               6.8.1 HEADINGS. The Section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or any particular Section.

               6.8.2 TENSE AND CASE. Throughout this Agreement, as the context may require, references to any word used in one tense or case shall include all other appropriate tenses or cases.

               6.8.3 SEVERABILITY. The validity, legality or enforceability of the remainder of this Agreement will not be affected even if one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect. Further, if the period of time, the extent of the geographic area or the scope of the prescribed activities covered by this Agreement should be deemed unenforceable, then this Agreement shall be construed to cover the maximum period of time, geographic area and scope of prescribed activities (not to exceed the maximum time, geographic area or scope set forth herein) as may be valid under applicable law. The parties specifically intend that any court determining the extent of the enforceability of this Agreement shall, if it determines that the Agreement is not fully enforceable in accordance with its terms, modify the period of time, geographic area or scope of prescribed activities provided for herein to the minimum extent necessary such that the provisions hereof as so modified are enforceable.

          6.9 ATTORNEYS' FEES. If any action or proceeding is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover as an element of its costs, and not its damages, reasonable attorneys' fees and costs incurred in connection with such action or proceeding.

          6.10 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the first date set forth above.


                              eToys Inc.


                              By:________________________
                                 Name:
                                 Title:

                              STOCKHOLDER


                              ___________________________
                              Name: Matthew Glickman